CONSTRUCTION LOAN AGREEMENT

dated as of April 30, 2008

by and between

GREAT WOLF LODGE OF THE CAROLINAS, LLC,
as Borrower

EACH OF THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

and

MARSHALL FINANCIAL GROUP, LLC,
as Administrative Agent

Property Address:
I-85 and Speedway Boulevard
Concord, North Carolina

CONSTRUCTION LOAN AGREEMENT

Section 9.9 Indemnification and Reimbursement of Administrative Agent by Lenders. 62

List of Exhibits

Exhibit A – Notice Addresses
Exhibit B – Form of Note
Exhibit C – Legal Description
Exhibit D – Intentionally Deleted
Exhibit E – Form of Draw Request
Exhibit F – Form of Assignment and Assumption
Exhibit G – Intentionally Deleted
Exhibit H – Intentionally Deleted
Exhibit I – Form of Compliance Certificate
Exhibit J – Diagram of Excess Parcel
Schedule 4.7 Schedule 5.7 Schedule 6.1 Schedule 6.2	Subsidiaries and Affiliates and Related Obligations Post-Closing Deliveries Specific Permitted Exceptions Debt

CONSTRUCTION LOAN AGREEMENT

This Construction Loan Agreement is made as of April 30, 2008 by and among GREAT WOLF LODGE OF THE CAROLINAS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions from time to time party hereto as lenders (the “Lenders”), and MARSHALL FINANCIAL GROUP, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Borrower has requested that Lenders provide construction related financing to Borrower in the aggregate original principal amount of $79,900,000.00, and Lenders are willing to do so on the terms and subject to the conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the mutual covenants contained in this Agreement and the other Loan Documents (as defined herein), the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION

Section 1.1 Definitions.

All capitalized terms used in this Agreement, unless the context clearly requires otherwise, shall have the meanings set forth below:

“Administrative Agent” has the meaning set forth in the first paragraph of this Agreement.

“Administrative Agent Act” means any act or omission of Administrative Agent in its capacity as such or of a Related Party of Administrative Agent acting for or on behalf of Administrative Agent in its capacity as such.

“Administrative Agent Indemnitee” means Administrative Agent and its Related Parties.

“Administrative Fees” means fees and charges (other than Servicing Fees) payable by the Obligors for the administration of the Loan, including, without limitation (a) documentation fees for documenting amendments, Forbearance Arrangements and other modifications to the Loan Documents, (b) documentation and processing fees for releases of Collateral and extensions of the Maturity Date, (c) other fees and charges assessed by Administrative Agent to the Obligors for administrative acts commonly charged to borrowers and obligors in connection with the routine administration of loans similar to the Loan, and (d) reasonable attorney’s fees of Administrative Agent incurred in connection with the foregoing.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

“Advance” means a loan of funds by a Lender to Borrower hereunder.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Commitment Amount” means the sum of the Lenders’ Commitments.

“Aggregate Remaining Commitment Amount” means, as of any date of determination, the then remaining aggregate undisbursed amount (but, for this purpose, also including the amount of the Interest Reserve to be funded from Loan Proceeds, but which has not yet been disbursed) of the Aggregate Commitment Amount.

“Agreement” means this Construction Loan Agreement, as the same may be amended or restated from time to time.

“Applicable Interest Rate” means an annual rate equal to:

(a) during the period from the Initial Borrowing Date through and including the day before the Conversion Date, the LIBO Rate plus 3.45%; and

(b) during the period from the Conversion Date through and including the Maturity Date, the LIBO Rate plus 3.10%;

but in no event less than six and on-half percent (6.5%).
“Appraisal Event” means the occurrence of any of the following:
(a) An Event of Default.

(b)	Any material milestones or events set forth in the Construction Schedule fails to occur on the date set forth therein or within 120 thereafter.

(c)	Borrower’s net operating income available to pay Loan debt service for any period of four (4) consecutive fiscal quarters after the Conversion Date, as determined based on the reports to be provided by Borrower pursuant to Section 5.1(c), is less than $10,000,000.00.

“Approved Budget” means a line item budget for the Project prepared and certified by Borrower and accepted and acknowledged in writing by Administrative Agent, summarizing and setting forth the estimated cost of constructing and financing the Project, including labor or materials to be supplied to the Project by Borrower, as such budget is modified from time to time by Borrower with Administrative Agent’s written consent, which consent shall not be unreasonably withheld.

“Architect” means Architectural Design Consultants, Inc., or any other architect for the Project approved by Administrative Agent from time to time.

“Architect’s Contract” means the agreement between Borrower and Architect dated May 17, 2007, for the furnishing of design and architectural services to Borrower in connection with the construction of the Project Improvements, as the same may be amended or restated from time to time.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of that Lender’s interest, in substantially the form of Exhibit F or any other form approved by Administrative Agent.

“Assignment and Subordination of Management Contract” means the document so titled and dated of even date herewith whereby Borrower has assigned its right, title and interest in and to the Management Contract to Administrative Agent as security for the Obligations, and Great Lakes Services, LLC has assented to such assignment and has agreed that certain of its rights to payment thereunder are subordinate to the Obligations to the extent therein set forth.”

“Assignment of Architect’s Contract” means the Assignment of Architect’s Contract dated May 17, 2007, executed by Borrower and accepted by Architect, as the same may be amended or restated from time to time.

“Assignment of General Contract” means the Assignment of General Contract dated October 10, 2007, executed by Borrower and accepted by General Contractor, as the same may be amended or restated from time to time.

“Assignment of Leases and Rents” means the Assignment of Leases and Rents with respect to the Premises of even date herewith, made by Borrower in favor of Administrative Agent, as the same may be amended or restated from time to time.

“Assignment of Theming Contract” means the Assignment of Theming Contract, executed by Borrower and accepted by a theming contractor, as the same may be amended or restated from time to time.

“Assignment of Waterpark Contract” means the Assignment of Waterpark Contract, executed by Borrower and accepted by Waterpark Contractor, as the same may be amended or restated from time to time.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 as heretofore and hereafter amended, and codified as 11 U.S.C. §101 et seq.

“Benchmark Certificate” means a schedule of development, construction or other matters pertaining to the Project delivered by Borrower to Administrative Agent and certified by Borrower as Borrower’s good faith projections with respect to such matters.

“Bloomberg System” means the Bloomberg Financial Market System maintained by Bloomberg Market Data, L.P. or any successor system thereto.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrowing” means a borrowing by Borrower hereunder, consisting of the aggregate of all Advances made by Lenders to Borrower pursuant to a Draw Request.

“Business Day” means a day other than Saturday or Sunday that Administrative Agent is open for business at its main office in Minneapolis, Minnesota.

“Casualty Event” means any loss of or damage by fire or other casualty to, or any condemnation or other taking of, all or any part of the Premises.

“Change of Control” means:

(a)	Any change in the ownership of Borrower such that Great Wolf fails to own (directly or indirectly) and control the outstanding voting equity interests in Borrower.

(b)	Failure of Great Wolf to both (i) have the power to direct and control the day-to-day management and policies of Borrower, and (ii) remain actively involved in the day-to-day management and policies of Borrower.

“Change Order” means any material change or modification of a Prime Contract that affects pricing, schedule, or the scope of the work to be performed thereunder. Changes in the Plans and Specifications that form a part of the General Contract, whether by formal change order or by field order or bulletin, shall be treated as a “Change Order” for purposes hereof.

“Claim” means any dispute or claim of any nature whatsoever as between the Borrower and the Administrative Agent or any Lender that arises under or relates to this Agreement or any other Loan Document, whether sounding in contract, tort or otherwise, and whether concerning relief sought in law or equity and whether the Claim arises or is asserted during or after expiration of the applicable Loan Document.

“Closing Date” means the date identified in the first paragraph of this Agreement as the date of this Agreement without giving effect to any amendment or restatement of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all real and personal property of each Obligor in which the Administrative Agent, on behalf of the Lenders, has been granted a Lien pursuant to any Security Document, together with all substitutions and replacements for and products and proceeds of any of the foregoing.

“Collections” means all monies or other property received by Administrative Agent in connection with the Loan, this Agreement and the other Loan Documents, including, without limitation, sums received from the sale or lease of or other enforcement against the Collateral or other Obligor assets or from any guarantees, letters of credit, surety bonds or other credit support relating to the Loan, from enforcement of remedies, insurance policies or condemnation awards, subject in each case to the terms of the Loan Documents, the direction of the Required Lenders and this Agreement, but excluding both (a) reimbursements of reasonable out-of-pocket costs and expenses (other than Extraordinary Expenses) advanced solely by Administrative Agent, and (b) Origination Fees.

“Commitment” means, with respect to each Lender, (i) the amount so designated opposite such Lender’s name on a signature page hereto, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption, or (ii) as the context may require, the obligation of such Lender to fund Advances hereunder.

“Commitment Termination Date” means the earliest of (a) the Maturity Date, (b) the date on which the Commitments are terminated pursuant to Section 8.2(a), and (c) the date of the Final Borrowing.

“Communications” means all financial, operational and other data, waivers, consents, information, documents, instruments and other material relating to Borrower, any other Obligor, the Loan, the Loan Documents, the Project, the Premises or matters relating thereto delivered by or on behalf of Borrower or its representatives to Administrative Agent or the other Lender Parties in connection with any underwriting, documentation, closing, administration, servicing, enforcement, Syndication or similar activities relating to or arising out of the foregoing.

“Conforming Appraisal” means an appraisal of the Premises that (i) has been prepared by a state-licensed appraiser approved by Administrative Agent, (ii) sets forth the value of the Premises on both an as-is basis and an as-completed basis (including full completion of the Project), (iii) has been prepared in accordance with all applicable provisions of FIRREA and other applicable law, (iv) has been prepared in accordance with such other standards as Administrative Agent may reasonably require, and (v) is addressed to Administrative Agent and states that it has been prepared for Lender Parties, or for which Administrative Agent has been provided a letter, duly executed by the appraiser, agreeing that Lender Parties are entitled to rely thereon.

“Conforming Survey” means a survey of the Premises prepared by a reputable registered land surveyor, certified and prepared in form and substance satisfactory to Administrative Agent and Title Company and otherwise complying with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” as adopted in 2005 by the American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors, including the Table A items required by Administrative Agent and certifying the description of the Premises (including the appurtenant easements), showing all encroachments onto or from the Premises, spotting all proposed Project Improvements, showing access rights, easements or utilities, rights of way affecting the Premises, showing all setback requirements upon the Premises, showing any existing Improvements, showing matters affecting title, and such other items as Administrative Agent may reasonably request.

“Consensus Vote” means the vote of Eligible Lenders holding 100% of the Credit Amount owned by the Eligible Lenders included in the applicable Voting Quorum.

“Construction Schedule” means the approved schedule of completion of the construction of the Project, and estimated schedule of Advances provided to the Administrative Agent.

“Contract” means each Prime Contract, the Architect’s Contract, and each Subcontract.

“Contractor” means each Person that is obligated to supply any labor, services or materials to the Project under a Contract.

“Control Agreement” means (a) with respect to a deposit account, a deposit account control agreement in form and substance satisfactory to Administrative Agent among the applicable Obligor(s), the depository institution with whom the deposit account is held and Administrative Agent relating to the security and control of such deposit account, and (b) with respect to securities and other investment property, a control agreement in form and substance satisfactory to Administrative Agent among the applicable Obligor(s), the applicable securities or commodities intermediary and Administrative Agent relating to the security and control of such securities and other investment property.

“Credit Amount” means (a) if the Loan has not been accelerated, the Aggregate Commitment Amount (without reduction for Advances made), and (b) if the Loan has been accelerated, the then outstanding principal amount of the Loan.

“Credit Fees” means the fees and charges in the Loan Documents relating to (a) the timely payment of principal or interest on the Loan (including, without limitation, late fees and prepayment penalties), and (b) the use or non use of a Commitment during the stated term thereof.

“Conversion Date” means the date of issuance of a Certificate of Occupancy for the Project, provided that (i) General Contractor and Architect for the Project have issued their certificate of substantial completion pursuant to the terms of the General Contract, (ii) all conditions for the final payment under the General Contract have been satisfied, (iii) all insurance required for the Project prior to commencement of operations under the terms of this Agreement is in place, and (iv) title to the Project is free of all liens other than the lien of the Mortgage, but not later than twenty four (24) months following Loan closing.

“Critical Covenants” means each requirement under Article VII of this Agreement.

“Debt” means, with respect to any Person, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person, (f) all indebtedness and other obligations of others guaranteed by such Person to the extent required in accordance with GAAP to be treated as indebtedness on a balance sheet of such Person, and (g) all obligations of such Person to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning specified in Section 2.3(a).

“Defaulting Lender” means at any time, any Lender that, at such time (a) has failed to make an Advance required pursuant to the terms of this Agreement, (b) has failed to pay to any Lender Party an amount owed by such Lender pursuant to the terms hereof, (c) has been deemed insolvent or is the subject of any bankruptcy, insolvency, receivership or custodianship or similar petition or proceeding under any state or federal law or regulation, (d) has notified Administrative Agent or Borrower that such Lender does not intend to comply with its obligation to make further Advances or other payments as required under this Agreement, or (e) is subject to an order issued by a Governmental Authority that prohibits or materially restricts the performance of its obligations under this Agreement.

“Disbursing Agreement” means the Disbursing Agreement of even date herewith, executed by Administrative Agent and the Title Company, as the same may be amended or restated from time to time.

“Draw Request” has the meaning specified in Section 2.2.

“Eligible Lender” means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person controlled by, controlling, or under common control with any entity identified in clause (a) or (b) above; or (d) following the Commitment Termination Date or earlier disbursement of the Final Borrowing, any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business.

“Eligible Voter” means each Lender that is not then a Defaulting Lender.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement of even date herewith executed by the Obligors in favor of Lender Parties, with respect to the Premises, as the same may be amended or restated from time to time.

“Environmental Laws” means any federal, state or local law, statute, code, ordinance, rule, regulation or requirement applicable to the Project and relating to human health or safety associated with the environment or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substance and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Act, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Act, the Clean Air Act, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Federal Insecticide, Fungicide and Rodentcide Act, the Rivers and Harbors Appropriation Act, the Endangered Species Act, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, all as may from time to time be amended.

“Environmental Report” means that certain Phase I Environmental Site Assessment addressed and certified to Lender Parties for purposes of making the Loan and performed by a qualified licensed engineer or certified environmental/industrial hygienist in strict conformance with the current Standard Practice for Environmental Site Assessment Process, ASTM Standard E1527 and a findings and conclusions section consistent with Section 11.6.1 of ASTM Standard E1527 and any additional investigations and analysis necessary for the consultant to conclude there are no such “Recognized Environmental Conditions”, as defined in current ASTM Standard E1527, associated with the Premises.

“Equity” means (i) an amount paid by Borrower for Project Costs prior to the Initial Borrowing Date, which payment is reflected in the Approved Budget and documented as required under Section 3.1(t), or (ii) cash deposited by Borrower pursuant to Section 2.10(c) or Section 3.1(t) with Administrative Agent or the Title Company (as directed by Administrative Agent) or as otherwise specifically approved by Administrative Agent in writing.

“ERISA” has the meaning given to it in Section 4.16.

“Event of Default” means any occurrence described as an Event of Default in this Agreement or in any other Loan Document.

“Excluded Fees” means, with respect to a Lender, any and all administrative, servicing, origination, structuring, syndication, modification and other fees and charges payable in connection with the Loan other than the Shared Fees of such Lender.

“Exposure” means, with respect to a Person, all losses, claims, damages, liabilities, costs or expenses incurred by such Person (including, without limitation, attorney’s fees) in connection with the Loan Matters or any Proceeding arising out of or relating to the Loan Matters.

“Extraordinary Expense” means any and all Exposure or other amounts which Borrower is obligated to pay, reimburse or indemnify against under Section 10.2 which shall include, without limitation, the attorney’s fees of in-house counsel to Administrative Agent and amounts payable by Administrative Agent to its Affiliates or advisors in connection with the administration, servicing, modification, enforcement or otherwise relating to the Loan Matters to the extent reasonably allocable thereto; provided, however, that Administrative Agent’s general overhead shall not constitute Extraordinary Expenses.

“Final Borrowing” means the final Borrowing made in accordance with this Agreement.

“Final Completion” means satisfaction of each of the conditions set forth in Section 2.8(b).

“Final Completion Date” means August 31, 2009, subject to extension for force majeure.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Forbearance Arrangement” means any written agreement or arrangement between Administrative Agent and any Obligor in connection with a material Default or Event of Default where Administrative Agent agrees to (a) forbear from exercising its rights and remedies against one or more of the Obligors or their assets under the Loan Documents in response to such Default or Event of Default for a stated period of time, and/or (b) grants other economic concessions to such Obligors in connection with the occurrence of such Default or Event of Default for a stated period of time.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Contract” means the agreement between Borrower and General Contractor dated October 10, 2007 for the furnishing of labor, services and materials to Borrower in connection with the construction of the Project Improvements, as such agreement may be amended or restated from time to time.

“General Contractor” means Kraemer Brothers, LLC, or any other general contractor for the Project approved by Administrative Agent from time to time.

“Governing Board” means, with respect to any corporation, limited liability company or similar Person, the board of directors, board of governors or other body or entity that sets overall institutional direction for such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, if applicable, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Project or the Premises.

“Governmental Requirements” means all laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to the Obligors, the Project and the Premises.

“Great Wolf” means Great Wolf Resorts, Inc., a Delaware corporation, together with its successors and assigns by merger or reorganization.

“Gross Misconduct” means, with respect to any Person, the gross negligence or willful misconduct of such Person, determined as such by a final non-appealable decision of a court of competent jurisdiction over such Person.

“Guarantor” means Great Wolf, and any Person who now or hereafter becomes obligated under any Guaranty.

“Guaranty” means, collectively, the Unconditional Guarantee of Payment and the Completion Guaranty made by each Guarantor in favor of Administrative Agent in connection with the Loan and each other guaranty (including without limitation any guaranty of payment and any guaranty of completion) delivered by any Guarantor in favor of Administrative Agent in connection with the Loan, and any guaranty pursuant to which any Person now or hereafter partially or fully guarantees the payment or performance of any Obligation.

“Hard Cost” means any Project Cost other than Soft Costs.

“Hazardous Substance” means any dangerous, hazardous or toxic material, substance or waste, pollutant or contaminant which is defined, prohibited, limited or regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of Borrower, or its use, including but not limited to any material, substance or waste which is (a) defined, listed or otherwise classified as a hazardous substance, hazardous material, hazardous waste or other words of similar meaning under any Environmental Laws; (b) petroleum, petroleum hydrocarbons, and all petroleum products; (c) polychlorinated biphenyls (PCBs); (d) lead and lead based paint; (e) urea formaldehyde; (f) asbestos and asbestos containing materials; (g) flammables and explosives; (h) infectious materials, mold or fungus; (i) known carcinogens; (j) atmospheric radon at levels over 4 picocuries per cubic liter; (k) radioactive materials; or (l) defined, prohibited, limited or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing Environmental Laws.

“Impositions” means all of the following, collectively:

(a) all general and special property taxes and assessments imposed on any of the Premises;

(b) other taxes and assessments and charges of every kind that are assessed upon any of the Premises and that create or may create a Lien upon any of the Premises, including, without limitation, non-governmental levies and assessments pursuant to applicable covenants, conditions or restrictions; and

(c) all premiums for property hazard insurance policies in connection with the Premises required pursuant to this Agreement.

“Impositions Escrow” has the meaning given to such term in Section 2.12 of this Agreement.

“Improvements” means (i) the improvements constructed and to be constructed pursuant to the Plans and Specifications in connection with the Project, together with surrounding street improvements, all fixtures and building systems necessary for the operation of the Project and all site demolition, site clearance, well capping, utility pipeline removal and relocation, site grading, landscaping, signage, installation of utilities, curb and gutter, parking areas and other items of construction required under the Prime Contracts, and (ii) all other improvements, fixtures, building systems and street improvements now or hereafter comprising or located on any portion of the Land.

“Initial Borrowing” means the first Borrowing hereunder.

“Initial Borrowing Date” has the meaning provided in Section 2.1 hereof.

“Inspecting Engineer” means LM Consultants, Inc., or any other third-party engineering firm hired by or on behalf of Administrative Agent to advise and assist Administrative Agent in connection with the Project.

“Interest Payment Date” means the last day of each LIBO Rate Set Period.

“Interest Reserve” means the amount set forth in the Approved Budget for the payment of interest on the Loan.

“Joinder Agreement” means a separate agreement in addition to this Agreement whereby a Lender agrees with Administrative Agent to become a party to this Agreement as a Lender, as the same may be amended or restated from time to time.

“Land” means the parcel of land subject to the Mortgage and described on Exhibit C hereto.

“Lease” means any lease, license or other agreement for use or occupancy of all or any part of the Premises.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“Lender Party” means Administrative Agent or any Lender.

“Lender Party Dispute” means any actual or threatened claim or dispute (and any Proceeding with respect thereto) brought by one Lender Party against another Lender Party based on the failure of one Lender Party to properly perform any obligation in connection with the Loan Matters owing to the complaining Lender Party.

“Lender Party Indemnitee” means, with respect to a Lender Party, such Lender Party and the Related Parties of such Lender Party.

“LIBO Rate” means, with respect to a LIBO Rate Set Period, the rate of interest reported as effective for the LIBO Rate Set Date at 11:00 a.m. Central time commencing such LIBO Rate Set Period by the Bloomberg System as the London Interbank Offered Rate for a period of one month; or, if the Bloomberg System ceases to provide such rate, an alternative reporting system chosen by Administrative Agent in good faith for such LIBO Rate Set Period. A single LIBO Rate shall be in effect for the duration of each LIBO Rate Set Period and all Advances bearing interest at a LIBO Rate shall bear interest at the LIBO Rate applicable to such LIBO Rate Set Period regardless of whether or not the subject Advance was made before or during the subject LIBO Rate Set Period.

“LIBO Rate Set Date” means (a) initially, the Initial Borrowing Date, and (b) thereafter, the calendar day (whether or not a Business Day) numerically corresponding to the Initial Borrowing Date in the first month following the last occurring LIBO Rate Set Date.

“LIBO Rate Set Period” means a period commencing on a LIBO Rate Set Date and ending on the calendar day (whether or not a Business Day) immediately preceding the next succeeding LIBO Rate Set Date.

“Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

“Liquid Asset Value” means, at any time with respect to any Person, the sum of (i) all cash held by such Person, (ii) all certificates of deposit and other cash equivalents held by such Person, and (iii) such other readily marketable assets of such Person as may be included therewith with the consent of Administrative Agent.

“Loan” means the Advances made and remaining to be made hereunder.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Guaranty, the Environmental Indemnity Agreement, the Disbursing Agreement and all other documents, instruments and agreements executed and delivered by any Obligor in connection with the Loan or any and all of the foregoing (but in no event shall Loan Documents include any participation agreement between a lender Party and a Participant of that Lender Party.

“Loan Matters” means the Loan (including, without limitation, the making, disbursement and use thereof), the Loan Documents, the transactions contemplated by the Loan Documents and the Collateral (including, without limitation, any actual or alleged presence or release of Hazardous Substances on, about or under the Premises or any other Collateral) and all matters relating thereto or arising therefrom.

“Loan Proceeds” means the sums of money disbursed or available for disbursement as Advances under this Agreement.

“Loan Year” means a twelve-month period, with the first such Loan Year commencing on the Initial Borrowing Date and ending on the day preceding the first anniversary of the Initial Borrowing Date and with each subsequent Loan Year commencing on the corresponding subsequent anniversary of the Initial Borrowing Date.

“Management Contract” means the Management Services Agreement dated as of April 23, 2008 between Borrower and Great Lakes Services, LLC, relating to the management of the Facility.

“Marshall” means Marshall Financial Group, LLC, a Delaware limited liability company.

“Marshall Eligible Party” means (a) any Affiliate or subsidiary of Marshall, (b) any Person that Marshall merges with, is merged into, consolidates with, or is consolidated into, (c) any Person that acquires the majority of the assets of Marshall or a majority of whose assets are acquired by Marshall, and (d) any Affiliate or subsidiary of any Person described above.

“Marshall Participant” means a Participant participating in Marshall’s exposure and obligations as a Lender with respect to the Loan.

“Material Adverse Effect” means a material adverse effect upon (i) the business or the financial position or results of operation of any Obligor, (ii) the ability of any Obligor to perform, or of Administrative Agent to enforce, any of the Loan Documents, (iii) the ability of Borrower to complete the Project in accordance with the Construction Schedule, (iv) the ability of Borrower to complete the Project in accordance with the Approved Budget, or (v) the value of the Premises or the Project.

“Modification Fees” means any fee or charge charged to the Obligors by the Administrative Agent as consideration for agreeing to or allowing any amendment, Forbearance Arrangement, extension or other modification of the Loan Documents (other than fees and charges for the mere documentation thereof).

“Maturity Date” means April 30, 2012.

“Mortgage” means a mortgage, deed of trust, trust deed or deed to secure debt of even date herewith, executed by Borrower and delivered to Administrative Agent as security for the Obligations, as the same may be amended or restated from time to time.

“Non-Creditor” means (a) each Obligor, (b) each other Person that is not (i) Administrative Agent, (ii) a Lender Party, (iii) a Related Party of a Lender Party, or (iv)a Participant of a Lender Party, and (c) any receiver or trustee in bankruptcy for or other representative of a Person identified in clause (a) or (b) of this definition.

“Non-Creditor Dispute” means any actual or threatened claim or dispute (and any Proceeding with respect thereto) brought by a Non-Creditor against a Lender Party based on the failure of the accused Person to properly perform any obligation in connection with the Loan Matters.

“Note” means a promissory note of Borrower in substantially the form of Exhibit B, as the same may be amended or restated from time to time, and any note(s) issued in exchange therefor or in replacement thereof.

“Obligations” means all indebtedness, liabilities and obligations of every kind whatsoever from an Obligor to Administrative Agent or any Lender under the Loan Documents, whether now existing or hereafter arising, including but not limited to Borrower’s obligation to pay principal and interest hereunder with respect to the Loan, any fees payable under the Loan Documents or separately agreed to by Borrower and Administrative Agent, and all other amounts, sums and costs and expenses paid by or payable to any Lender by any Obligor pursuant to the Loan Documents but specifically excluding performance of the Environmental Indemnity Agreement.

“Obligors” means Borrower and the Guarantors (if any), collectively.

“Offsite Materials” has the meaning set forth in Section 2.9 of this Agreement.

“Organizational Documents” means, (a) with respect to any corporation, the articles of incorporation and bylaws of such corporation, (b) with respect to any partnership, the partnership agreement of such partnership, (c) with respect to any limited liability company, the articles of organization and operating agreement of such company, and (d) with respect to any entity, any and all other shareholder, partner or member control agreements and similar organizational documents relating to such entity.

“Origination Fees” means the fees and charges charged by the Administrative Agent to Borrower relating to (a) the origination and placement of the Loan, (b) the origination and placement of any increase in or substitution for the Loan (including, without limitation, with respect to a development or construction loan, any takeout or vertical financing), and (c) the origination or placement of any other indebtedness relating to the Project other than the Loan.

“Other Interested Creditor” means a Person that now or in the future provides loan(s) or financial accommodations to an Obligor other than the Loan and the other Obligations contemplated by this Agreement.

“Other Interested Creditor Dispute” means any actual or threatened claim or dispute (and any Proceeding with respect thereto) between (a) an Other Interested Creditor on the one hand, and (b) any Lender Party (or its Related Parties) on the other hand relating in any way to the Loan Matters (whether or not an Obligor is also named or joined and whether the dispute relates to the payment of indebtedness, priority in Collateral or otherwise).

“Participant” means a Person other than (i) a natural Person, (ii) Borrower, its Affiliates and Subsidiaries, (iii) any Obligor, its Affiliates and Subsidiaries, that, in each case have obtained a participation interest (as opposed to becoming a direct Lender through an Assignment and Assumption or otherwise) in a Lender’s rights and/or obligations as a Lender under this Agreement.

“Participant Dispute” means any actual or threatened claim or dispute (and any Proceeding with respect thereto) brought by a Participant against its selling Lender (or its Related Parties) relating to the failure of such Lender to properly perform any obligation in connection with the Loan Matters owing to such Participant.

“Percentage” means, with respect to any Lender, the ratio, expressed as a percentage, of (a) such Lender’s Commitment over (b) the Aggregate Commitment Amount, or from and after the Commitment Termination Date, the ratio, expressed as a percentage, of (c) the aggregate outstanding principal amount of the Obligations owing to such Lender, over (d) the aggregate outstanding principal amount of the Obligations owing to all Lenders.

“Permitted Exceptions” means:
(a)	Liens in existence on the date hereof and listed in Schedule 6.1.

(b) Liens, purchase options and other matters that are accepted by Administrative Agent in the commitment for title insurance provided under Section 3.1(d) or in any related instruction letter of Administrative Agent to the Title Company.

(c) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.5.

(d) Materialmen’s, merchants’, carriers’, worker’s, repairer’s, landlord’s, warehouseman’s or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.5.

(e) Pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

(f) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of Borrower or the value of such property for the purposes of such business.

(g) Liens granted to Administrative Agent pursuant to any of the Security Documents.

“Permitted Lease” means a lease of less than five percent (5%) of the rentable square feet of the Premises, written on a lease form that has been approved in writing by Administrative Agent (from which form the executed lease does not materially deviate), and for which the rental and other terms under the lease are not more favorable to the tenant than pro forma rental and other terms approved in writing by Administrative Agent no more than 6 months prior to execution of such lease.

“Permitted Purposes” means the payment of the costs and expenses with respect to the Premises that are set forth in the Approved Budget including any reimbursement of Borrower for the prior payment of such costs and expenses.

“Permitted Transfer” means

(a) a minor (as determined by Administrative Agent) conveyance of an interest in the Premises by Borrower, such as a utility easement, and for which Administrative Agent has given its prior written consent not to be unreasonably withheld, and imposed such conditions as Administrative Agent reasonably deems advisable and appropriate;

(b) a Permitted Lease; or

(c) any other conveyance of an interest in the Premises that has been approved by Administrative Agent in writing.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plans and Specifications” means the plans and specifications for the Project approved by and delivered to Administrative Agent or Inspecting Engineer pursuant to the Agreement, including all amendments, modifications, supplements, general conditions and addenda thereto.

“Premises” means (a) the Land, (b) all Improvements existing on the Land as of the Closing Date, and (c) as of the applicable date of determination (i) all Project Improvements then existing on the Land, and (ii) all other Improvements then existing on the Land, less, in each case, any portion thereof actually released in a writing signed by Administrative Agent stated to be for the purpose of release (provided, however, that no diminution of the Premises resulting from a Casualty Event or presence of a Hazardous Substance shall be taken into account for purposes of determining the condition to which the Premises must be restored or maintained under the restorative and insurance provisions of this Agreement).

“Prepayment Premium Percentage” means, with respect to each Loan Year set forth below, the amount set forth below opposite that Loan Year:

Loan Year	Percentage
1	1.00%
2 and each Loan Year thereafter	0.00%

“Prime Contract” means any of the General Contract, the Waterpark Contract and the Architect’s Contract.

“Prime Contractor” means the General Contractor or the Waterpark Contractor.

“Proceeding” means any actual or threatened claim (including, without limitation, related counterclaims), litigation, action, suit, arbitration or other proceeding (including, without limitation, proceedings under bankruptcy, insolvency or receivership laws or otherwise and the entry or enforcement of judgments) whether based on contract, tort or any other theory, together with any investigation, defense or participation with respect thereto (whether or not the subject Person is named a party thereto).

“Project” means the construction of the Project Improvements contemplated by and the development of the Premises in accordance with the Plans and Specifications and all applicable Governmental Requirements.

“Project Costs” means those costs incurred in the acquisition, development, construction and furnishing of the Project including so called “hard” and “soft” costs as set forth in the Approved Budget. In no event shall Project Costs include profit to Borrower or any Affiliate of Borrower.

“Project Improvements” means the Improvements described in clause (i) of the definition of Improvements.

“Related Party” means, with respect to any Person, the Affiliates of such Person and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reporting Requirement” means any requirement of an Obligor under the Loan Documents to report on the status or condition of any Obligor or its assets, the Project or the Collateral.

“Required Lenders” means, with respect to a particular action or inaction requiring the direction or consent of the Lenders under this Agreement, Lenders holding the aggregate Credit Amount required to approve or disapprove of such action or inaction under the applicable Section of this Agreement.

“Retainage” has the meaning set forth in Section 2.8(a).

“Security Agreement” means Borrower’s Security Agreement of even date herewith, granting Administrative Agent a security interest in substantially all of Borrower’s personal property as security for the Obligations, as the same may be amended or restated from time to time.

“Security Documents” means the Mortgage, Assignment of Leases and Rents, Security Agreement, all Control Agreements, Assignment of Architect’s Contract, Assignment of General Contract, and each and every additional agreement entered into by any Obligor for the benefit of Administrative Agent and the Lenders to secure payment of the Obligations.

“Servicing Fee” means the fee(s) payable to Administrative Agent for its administration and servicing of the Loan (the amount of each Lender’s portion thereof, if any, being set forth in such Lender’s Joinder Agreement).

“Shared Fees” means, with respect to a Lender, any fee that Administrative Agent has specifically agreed to share with that Lender under that Lender’s Joinder Agreement (it being understood that the remainder of the underlying fees will be for the account of Administrative Agent) and no others.

“Shareholder” means, with respect to any Person, any holder of any stock, membership interest, partnership interest or other equity interest in such Person, or of any warrant, option or other right to purchase any of the foregoing.

“Simple Majority Vote” means the vote of Eligible Voters holding 50% of the Credit Amount owned by the Eligible Voters included in the applicable Voting Quorum.

“Single Purpose Entity” shall mean a Person, other than an individual, that (i) is formed or organized solely for the purpose of holding a direct ownership interest in the Premises, (ii) does not engage in any business unrelated to the Premises, (iii) does not have any assets other than those related to its interest in the Premises, (iv) does not have any indebtedness prohibited by this Agreement, (v) has its own separate books and records and its own accounts, in each case that are separate and apart from the books and records and accounts of any other Person, and (vi) holds itself out as being a Person separate and apart from any other Person.

“Soft Cost” means any Project Cost so designated in the Approved Budget.

“Subcontract” means any contract between the General Contractor and any Subcontractor relating to the Project.

“Subcontractor” means a Person furnishing labor, services or materials for the Project under contract with General Contractor.

“Subordinated Debt” means Debt of Borrower which is subordinated in right of payment to all Obligations, on terms that have been approved in writing by Administrative Agent.

“Subsidiary” means, with respect to a Person, each Person in whom the referenced Person holds 50% or more of the outstanding voting equity interests.

“Super Majority Vote” means the vote of Eligible Voters holding 67% of the Credit Amount owned by the Eligible Voters included in the applicable Voting Quorum.

“Sworn Construction Statement” means an itemized statement or statements, executed by a Prime Contractor, showing all contractors having contracts or subcontracts for specific portions of the work on the Project for which the Prime Contractor is responsible, and the amounts due or to become due to each such contractor, including all Hard Costs and expenses of any kind incurred and to be incurred in connection with the Project.

“Tangible Net Worth” means, with respect to any Person, an amount equal to (a) the stockholder’s equity of such Person determined in accordance with GAAP, minus (b) all amounts appearing on the asset side of such Person’s balance sheet that are classified as intangible assets under GAAP.

“Theming Contract” mean the agreement between Borrower and Theming Contractor for the furnishing of labor, services and materials to Borrower in connection with the theming of the Project Improvmentss, as such agreement may be amended or restated from time to time.

“Title Company” means First American Title Insurance Company, or any other reputable national title insurer approved by Administrative Agent from time to time.

“Title Policy” means the mortgagee’s policy of title insurance issued by Title Company pursuant to Section 5.14 of this Agreement.

“Total Loan-to-Value Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) the then outstanding principal amount of the Obligations, and (ii) the then Aggregate Remaining Commitment Amount, to (b) the then fair market value of the Premises subject to Liens in favor of Administrative Agent determined on an “as completed” basis by reference to the then most recent Conforming Appraisal.

“Transfer” means any sale, grant, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, lease, transfer or divesture or otherwise of or an interest in (i) the Premises, (ii) Borrower, or (iii) any underlying ownership interest in Borrower

“Voting Deadline” means, with respect to a particular vote by the Required Lenders, the date established by Administrative Agent as the last day votes will be taken on such matter in Administrative Agent’s notice of such vote.

“Voting Quorum” means, with respect to a particular vote of Lender Credit Providers, Eligible Voters owning not less than 51% of the Credit Amount owned by the Lender Credit Providers have provided their votes to Lender prior to the expiration of the related Voting Deadline.

“Waterpark Contract” means the agreement between Borrower and Waterpark Contractor dated March 20, 2008 for the furnishing of labor, services and materials to Borrower in connection with the construction of the waterpark component of the Project, as such agreement may be amended or restated from time to time.

Section 1.2	“Waterpark Contractor” means Neuman Pools Inc. Exhibits Incorporated.

All exhibits and riders to this Agreement, as now existing and as the same may from time to time be modified, supplemented or replaced, are incorporated herein by this reference.

Section 1.3 Interpretation of Covenants Regarding Guarantors.

Wherever in this Agreement Borrower covenants that a Guarantor will or will not take particular action, or that Borrower shall “cause” a Guarantor to take or omit some action, the actual inability of Borrower to control a Guarantor (for example, because Borrower holds no ownership or voting interest in such Guarantor, or because such Guarantor is controlled by a receiver or bankruptcy trustee) shall not be a defense to any breach of such covenant.

Section 1.4 Amounts in U.S. Dollars

All references in this Agreement or the other Loan Documents to payments or amounts are, unless the context clearly requires otherwise, references to payment in immediately available funds in U.S. Dollars.

Section 1.5 Attorney’s Fees

All references in this Agreement and the other Loan Documents to attorney’s fees (or terms of similar import) incurred or to be incurred by a Person shall in all events include each and all of (i) the reasonable fees of outside counsel for such Person, (ii) the reasonable allocated fees of in-house counsel for such Person (which, shall in all events be deemed Extraordinary Expenses with respect to Administrative Agent and its Related Parties, whether or not actually out-of-pocket), and (iii) the costs, expenses and disbursements of the attorneys referenced in clauses (i) and (ii) above.

Section 1.6 Administrative Agent Discretion

All references in this Agreement and the other Loan Documents to items or actions subject to Administrative Agent’s discretion or sole discretion are intended to convey a standard of review or decision-making as between Administrative Agent and Borrower. Any determination of whether or not Administrative Agent is required to obtain the consent or direction of the Required Lenders with respect to a matter where, as between Borrower and Administrative Agent, Administrative Agent is given discretion under this Agreement or the other Loan Documents is a separate matter between Administrative Agent and the Lenders and shall in no event affect the standard of decision as between Administrative Agent and Borrower.

ARTICLE II

THE LOAN

Section 2.1 Obligation to Advance.

Each Lender agrees, severally but not jointly, on the terms and subject to the conditions herein set forth, including specifically satisfaction of all conditions set forth in Article III, to make Advances to Borrower from time to time during the period from the Initial Borrowing Date to and including the Commitment Termination Date in an aggregate amount not to exceed that Lender’s Commitment. The “Initial Borrowing Date” shall mean a day that complies with each of the following: (i) it is a Business Day, (ii) it occurs on or after the date all conditions precedent to funding specified in Article III have been satisfied and/or have been waived in writing by Administrative Agent, and (iii) is identified in Borrower’s initial Draw Request submitted under this Agreement as the “Requested Borrowing Date”. The facility established hereunder is not a revolving facility; Borrower shall have no right to reborrow any Advance that has been repaid. Borrower will use the proceeds of each Advance solely for Permitted Purposes. Borrower’s obligation to repay the Advances made by each Lender will be evidenced by a Note payable to the order of that Lender. Neither Administrative Agent nor any Lender shall be liable to Borrower for the failure of any other Lender to timely fund an Advance.

Section 2.2 Procedure for Borrowings.

(a) Generally. Each Borrowing shall be made only following Borrower’s written request to Administrative Agent in the form attached hereto as Exhibit E (a “Draw Request”) showing all costs that Borrower intends to fund with such Borrowing, itemized in such detail as Administrative Agent may require, accompanied by (a) from each Prime Contractor, an Application and Certificate for Payment (AIA Documents G702 and G703), or other document acceptable to Administrative Agent, containing certifications by such Prime Contractor and Architect as to the extent of completion of each aspect of the Project for which such Prime Contractor is responsible and that construction to the date of the Draw Request is in accordance with the Plans and Specifications, (b) invoices and lien releases satisfactory to Administrative Agent, including in any event partial lien releases executed by each contractor and subcontractor who has received any payment for work performed, and (c) such other documents and information as are reasonably required by Administrative Agent which relate to the work to be paid for with the proceeds of such Borrowing. Each Draw Request shall be submitted no less than 10 Business Days prior to the date of the requested Borrowing. No more than one Draw Request shall be submitted in any 30-day period. Each Draw Request shall be deemed a representation and warranty by Borrower that the statements set forth in Section 3.2 are true and correct.

(b) Notice to Lenders. Promptly upon receipt of each Draw Request (but in no event later than the close of business on the Business Day of receipt of such notice), Administrative Agent shall advise each Lender of the proposed Borrowing. At or before 12:00 noon on the date of the requested Borrowing, each Lender shall provide Administrative Agent at the principal office of Administrative Agent in Minneapolis, Minnesota (or such other office as Administrative Agent may designate), with immediately available funds covering such Lender’s Percentage of such Borrowing, without setoff, counter claim or deduction of any kind.

(c) Borrowings Without a Draw Request. Notwithstanding the foregoing, Administrative Agent may, in its absolute discretion, effect a Borrowing from time to time, in the absence of a Draw Request, to pay fees and interest on the Loan, to make payments reasonably deemed advisable by Administrative Agent to protect the Premises, the Collateral or the Lender Parties’ interests under any Loan Document, and to fulfill any reimbursement or indemnification obligation of Borrower under Section 10.2 that Borrower has not timely fulfilled. Each Lender shall be responsible to Administrative Agent to fund its Percentage of such Borrowing.

(d) Disbursement Procedure. All Advances shall be disbursed pursuant to the Disbursing Agreement and shall be secured by the Loan Documents. If all of the conditions for each Advance are met at the time of the request for such Borrowing is submitted pursuant to clause (a) above, Administrative Agent will make the required Borrowing.

Section 2.3 Interest.

(a) Interest Accrual. The outstanding principal balance of the Loan shall bear interest at an annual rate that shall at all times be equal to the Applicable Interest Rate; provided, however, that from and after notice from Administrative Agent to Borrower following the occurrence of a Default or Event of Default and continuing thereafter until such Default or Event of Default has been remedied to the written reasonable satisfaction of Administrative Agent, the outstanding principal balance of the Loan shall bear interest at an annual rate (the “Default Rate”) equal to the sum of (i) the interest rate otherwise in effect with respect to such outstanding principal and (ii) 4%.

(b) Determination of Rate. The Applicable Interest Rate for each LIBO Rate Set Period shall be determined by the Administrative Agent as of the first day of such LIBO Rate Set Period, whereupon notice thereof (which may be by telephone) shall be given by Administrative Agent to Borrower and each Lender. Each such determination of the Applicable Interest Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Administrative Agent, upon written request of the Borrower or any Lender, shall deliver to Borrower or such requesting Lender a statement showing the computation used by Administrative Agent in determining the Applicable Interest Rate hereunder.

(c) Savings. Notwithstanding anything in this Agreement to the contrary, at no time shall Borrower be obligated or required to pay interest on any Obligation at a rate which could subject any Lender Party to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted to pay by applicable law. If, under the terms of this Agreement or any other Loan Document, Borrower is at any time required or obligated to pay interest on any Obligation at a rate in excess of such maximum rate, the rate applicable thereto shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of any interest thereon due hereunder. All sums paid or agreed to be paid for the use, forbearance or retention of any Obligation, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Obligation to which such payment applies until payment in full so that the rate or amount of interest on account of any such Obligation does not exceed the maximum lawful rate of interest from time to time in effect and applicable to such Obligation for so long as the Obligation is outstanding.

Section 2.4 Payments and Prepayments.

(a) Principal; Amortization. No principal shall be payable during the period commencing with the Closing Date and ending on the twelfth LIBO Rate Set Date following the Conversion Date (the “Interest Only Period”). Commencing on the first Interest Payment Date following the end of the Interest Only Period, and thereafter on each Interest Payment Date that occurs prior to the Maturity Date, the Borrower will make a payment in the amount that would be required to amortize the then unpaid principal balance of the Loan over the remainder of the 300 month period commencing on the first Interest Payment Date following the end of the Interest Only Period at the Applicable Interest Rate in effect for the applicable LIBO Rate Set Period in equal monthly payments of principal and interest.

(b) Interest. Borrower will pay interest on the Loan on each Interest Payment Date, and at maturity or earlier prepayment of the principal balance of the Loan in full.

(c) Voluntary Prepayment. Borrower may prepay the Loan at any time and from time to time in whole or in part without premium or penalty, except as provided in Section 2.4(f) and in Section 2.6. Any prepayments shall be applied, first, to the principal installments due under the Loan in inverse order of maturity; second, to accrued but unpaid interest on the Loan; and, third, to such other Obligations in such order of application as Administrative Agent may direct; provided, however, that during the continuance of any Event of Default, prepayments may be applied to the Obligations in such order of application as Administrative Agent may in its sole discretion require.

(d) Mandatory Prepayment: Loan-to-Value Ratio. If there is an Appraisal Event, or the Total Loan-to-Value Ratio is greater than 75%, Borrower shall, upon demand by Administrative Agent, either (1) deliver to Administrative Agent immediately available funds in an amount sufficient (when applied by Administrative Agent to the payment of the Obligations), or (2) pledge and grant Administrative Agent a first priority security interest in (subject to no Liens other than Permitted Exceptions) additional collateral acceptable to Administrative Agent sufficient, in each case, to cause the Total Loan-to-Value Ratio to not be less than the ratios required by this Section 2.4(d). Administrative Agent shall apply funds delivered under clause (d)(1) above as a prepayment of the Obligations in accordance with paragraph (c). No prepayment premium under Section 2.4(f) shall apply to any prepayment made or to be made under this Section 2.4(d).

(e) No Reborrowing. Borrower shall have no right to reborrow any amount prepaid hereunder (whether under paragraph (c), paragraph (d) or otherwise).

(f) Prepayment Premium. Upon prepayment of the Loan for any reason or acceleration of the maturity of the Loan, Borrower shall pay to Administrative Agent a sum equal to the Prepayment Premium Percentage, multiplied by the principal balance of the Loan so prepaid or due upon acceleration, as the case may be.

(g) Separation of Fees and Other Amounts; Defaults not Excused. The fees, prepayment penalties, late charges, interest and other amounts specified in this Section 2.4, in this Agreement and in the other Loan Documents are and will remain distinct and separate from each other fee, prepayment penalty, late charge, interest and other amount described in this Section 2.4, in this Agreement and in the other Loan Documents and no payment of any particular fee, prepayment penalty, late charge, interest or other amount shall discharge or reduce the obligation to pay any other fee, prepayment penalty, late charge, interest or other amount nor shall the payment of any of the foregoing be deemed a waiver for or excuse from any Default or Event of Default.

(h) Making of Payments. All payments hereunder shall be made to Administrative Agent at its office in Minneapolis, Minnesota not later than 2:00 p.m. Central time on the date due, in U.S. dollars in immediately available funds, and funds received after that hour shall be deemed to have been received on the next following Business Day. All payments under Section 2.6 shall be made by Borrower directly to the Lender entitled thereto.

(i) Effect of Payments. Each payment by the Borrower to the Administrative Agent for the account of any Lender pursuant to Section 2.4 (a) through (f) shall be deemed to constitute payment by the Borrower directly to such Lender, provided, however, that in the event any such payment by the Borrower to the Administrative Agent is required to be returned to the Borrower for any reason whatsoever, then the Borrower’s obligation to such Lender with respect to such payment shall be deemed to be automatically reinstated.

Section 2.5 Computation of Interest and Fees.

Interest accruing on the Loan and all fees payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

Section 2.6 Yield Protection.

Borrower agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify that Lender against any loss or expense which that Lender may have sustained or incurred (including but not limited to any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by that Lender to fund or maintain the Loans at the Applicable Interest Rate) or which that Lender may be deemed to have sustained or incurred, as reasonably determined by such Lender, (i) as a consequence of any failure by Borrower to make any payment when due of any amount due hereunder, (ii) due to any failure of Borrower to borrow any Advance on a date specified therefor in a Draw Request, or (iii) due to any payment or prepayment on a date other than the last day of the LIBO Rate Set Period. Each Lender shall be entitled to fund and maintain all or any part of the Loan in any manner it deems fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if that Lender had actually funded and maintained amounts bearing interest at the Applicable Interest Rate through the purchase of deposits having a maturity corresponding to the LIBO Rate Set Periods and bearing an interest rate equal to the appropriate LIBO Rate for such LIBO Rate Set Periods. Determinations and statements of a Lender pursuant to this Section shall be conclusive absent demonstrable error. The provisions of this Section shall survive termination of this Agreement.

Section 2.7 Limitations on Advances: Line Item Approved Budget.

Unless otherwise approved in writing by Administrative Agent, such approval not to be unreasonably withheld or delayed: (a) the aggregate principal amount of Advances for any single line item in the Approved Budget (together with any Equity paid with respect thereto) shall not exceed by more than $250,000.00 (with the aggregate principal amount by which all Advances for line items in the Approved Budget exceed the amounts allocated to such line items in the Approved Budget not to exceed $1,000,000.00) the amount allocated to such line item in the Approved Budget, and (b) no Advance or distribution of Equity shall be made from or allocated to “contingency” or similar line items.

Section 2.8 Limitations on Advances: Retainage.

(a) Advances Limited. With respect to Hard Costs, until fulfillment of the conditions set forth in paragraph (b), each Advance shall be limited to an amount equal to (i) the total of such costs actually incurred and paid or owing by Borrower to the date of such Draw Request for work performed on the Project, as verified by the Architect and the Inspecting Engineer and approved by Administrative Agent, which approval shall not be unreasonably withheld, plus (ii) the cost of materials and equipment not incorporated in the Project, but delivered to and stored at the Project site or, with Administrative Agent’s prior approval, not to be unreasonably withheld or delayed, at an off-site premises used for staging, plus (iii) the amount of any deposits with respect to materials and equipment, as approved in advance by Administrative Agent, such approval not to be unreasonably withheld, plus (iv) the amount of any retainage required to be released by a Prime Contractor to any of its subcontractors pursuant to each applicable Prime Contract, less (v) a retainage in the amount called for by each applicable Prime Contract (the “Retainage”), and less (vi) prior Advances. The final advance, to be disbursed when the conditions set forth in paragraph (b) have been fulfilled, shall be in an amount equal to the sum of (A) the amount determined under clauses (i) through (vi), plus (B) any Retainage required to be released according to the terms of any Prime Contract.

(b) Disbursement of Final Borrowing. Unless waived in writing by Administrative Agent in its sole discretion, at no time and in no event shall Administrative Agent be obligated to disburse the final balance of the Loan Proceeds until each of the following conditions has been satisfied:

(i)	Substantial Completion. The Project Improvements have been substantially completed in accordance with the Plans and Specifications; a certificate of substantial completion for the Project Improvements has been prepared by the Architect and has been signed by Borrower and the Prime Contractor as provided in the applicable Prime Contract, approved by the Inspecting Engineer, and delivered to Administrative Agent; 125% of the total cost to complete all uncompleted punch list items approved by Administrative Agent is deposited with Administrative Agent from an Advance, or if Loan Proceeds are not adequate, from Equity; and such punch list items shall not prevent issuance of an unconditional Certificate of Occupancy or opening of the Project.

(ii)	Clear Title. Borrower has delivered to Administrative Agent and the Title Company such evidence as Administrative Agent or the Title Company may reasonably require that the Premises is free of all mechanics’, labor, materialmen’s and other similar lien claims, unless bonded over to the reasonable satisfaction of Administrative Agent and the Title Company. Without limiting the generality of the foregoing, General Contractor shall have delivered to Borrower (and Borrower shall have delivered to Administrative Agent and the Title Company) unconditional lien releases with respect to all work performed by each Subcontractor and General Contractor, and Title Company shall have issued an endorsement to Administrative Agent’s Title Policy that reflects the absence of any Liens or other matters affecting title other than the Permitted Exceptions.

(iii)	Governmental Approvals. Administrative Agent has received reasonably acceptable evidence that all requirements of Governmental Authorities and all private restrictions and covenants relating to the Project Improvements have been complied with or satisfied. Such evidence shall include but is not limited to unconditional certificates of occupancy for the Project Improvements issued by all appropriate Governmental Authorities and copies of all permits needed to operate the Premises.

(iv)	Satisfaction of General Contract. The provisions of the General Contract and General Conditions of the General Contract with respect to final payment to General Contractor have been satisfied

(v)	Draw Request. Administrative Agent shall have received a final Draw Request approved by the Architect and the Inspecting Engineer.

(vi)	Insurance. Administrative Agent shall have received evidence that all insurance required hereby following the Final Borrowing is in full force and effect.

Section 2.9 Limitations on Advances: Offsite Materials.

In the event that any Draw Request includes the cost of materials stored at a location other than the Premises (“Offsite Materials”), such Draw Request shall include each of the following:

(a) evidence that the Offsite Materials have been segregated from other materials in the facility and have been appropriately marked to indicate Borrower’s ownership thereof and Administrative Agent’s security interest therein; and

Section 2.10	(b)evidence that the Offsite Materials are insured as required hereunder. Required Equity.

(a) Equity Generally. Borrower shall deposit or remit Equity from time to time as required by Section 3.1(t) or paragraph (c) below. Administrative Agent or, at Administrative Agent’s option, the Title Company or a financial institution designated by Administrative Agent shall maintain such Equity in a deposit account in the name of Administrative Agent or the Title Company (as determined by Administrative Agent), and may cause such Equity to be disbursed as if such Equity were an Advance hereunder. Administrative Agent may refuse to disburse any Loan Proceeds hereunder until all Equity has been fully disbursed. In order to secure Borrower’s payment and performance of the Obligations, Borrower hereby grants Administrative Agent (for the benefit of all Lender Parties) a security interest in all Equity so remitted and any deposit account in which such Equity is maintained (except to the extent [but only to the extent] that such security interest is prohibited by law. Borrower will execute such additional security agreements, Control Agreements and other documents as Administrative Agent may reasonably request to establish that Administrative Agent holds a valid, perfected, first-priority security interest in any Equity so remitted and any deposit account in which such Equity is maintained.

(b) Source of Equity. No remittance or deposit of funds shall satisfy any requirement under Section 3.1(x) or paragraph (c) below unless Administrative Agent has approved the source of and terms on which Borrower has obtained such funds. Borrower will deliver to Administrative Agent such information as Administrative Agent may from time to time request regarding the source of funds for any funds so remitted or deposited hereunder, together with such other information regarding the terms on which Borrower obtained such funds as Administrative Agent may request.

(c) Additional Equity. If Administrative Agent shall at any time in good faith determine that the sum of the undisbursed Loan Proceeds and Equity then on deposit is less than the amount necessary, in Administrative Agent’s sole and absolute judgment, to pay all unpaid Project Costs to complete construction of the Project in accordance with the Plans and Specifications(including but not limited to (i) the amount required to pay interest on the Loan to the completion date at the then Applicable Interest Rate; (ii) the amounts to be paid as Retainage to any Person who has supplied labor, services or materials to the Premises and shall thereupon send written notice thereof to Borrower specifying the amount required to be deposited by Borrower with Administrative Agent to provide sufficient funds to complete the Project, Borrower will, within ten (10) calendar days of receipt of any such notice, deposit with Administrative Agent the amount of funds specified in Administrative Agent’s notice.

Section 2.11 Interest Reserve.

If Administrative Agent at any time determines in its reasonable discretion that the undisbursed portion of the Interest Reserve, together with any undisbursed amounts previously deposited under this Section 2.11, is less than the amount necessary to fund the remaining payments of interest on the Loan due prior to the completion date, Borrower will, not more than 10 calendar days following Administrative Agent’s request, remit to Administrative Agent the amount of such deficiency, as reasonably determined by Administrative Agent. Administrative Agent shall maintain the amount so remitted in a separate deposit account in Administrative Agent’s name and shall apply amounts in that account (i) so long as no Default or Event of Default exists, solely to the payment of interest on the Loan, and (ii) at all other times, to the payment of any of the Obligations in such order as Administrative Agent may choose in its sole discretion. In order to secure Borrower’s payment and performance of the Obligations, Borrower hereby grants Administrative Agent (for the benefit of the Lender Parties) a security interest in all amounts so remitted and any deposit account in which such amounts are maintained. Borrower will execute such additional security agreements, Control Agreements and other documents as Administrative Agent may reasonably request to establish that Administrative Agent (for the benefit of the Lender Parties) holds a valid, perfected, first-priority security interest in any funds so remitted and any deposit account in which such amounts are maintained. Any balance then remaining in the Interest Reserve shall be disbursed to Borrower at the same time as the Final Borrowing is disbursed.

Section 2.12 Impositions Escrow.

Following request of Administrative Agent to Borrower at any time following the occurrence and during the continuation of an Event of Default, Borrower will deposit with Administrative Agent or Administrative Agent’s servicing agent, on the first day of each and every month following the receipt of such request as a deposit (the “Impositions Escrow”) to pay the Impositions next due:

(a) Initially a sum such that the amounts to be deposited pursuant to paragraph (b) below and such initial sum shall be equal to the estimated Impositions for the next payment due thereon; and

(b) Thereafter an amount equal to one-twelfth (1/12/th) of the estimated annual Impositions due on the Premises.

Administrative Agent will, upon presentation to Administrative Agent by Borrower of the bills therefor, pay the Impositions from such deposits or will upon presentation of receipted bills therefor, reimburse Borrower for such payments made by Borrower. In the event the deposits on hand shall not be sufficient to pay all of the estimated Impositions when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then Borrower shall pay to Administrative Agent on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If an Event of Default shall occur, Administrative Agent may, at its option, without being required to do so, apply any deposits in the Impositions Escrow to the Obligations, in such order as Administrative Agent may elect in its sole discretion. When the Obligations have been fully paid and performed, any remaining deposits in the Impositions Escrow will be returned to Borrower. All deposits in the Impositions Escrow are hereby pledged as additional security for the Obligations, shall be held for the purposes for which made as provided in this Section, may be held by Administrative Agent or its servicing agent, shall be held without any allowance of interest thereon and shall not be subject to the decision or control of Borrower. Neither Administrative Agent nor its servicing agent shall be liable for any act or omission made or taken in good faith. In making any payments, Administrative Agent or its servicing agent may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same. If the Impositions shall be levied with respect to property more extensive than the Premises, then the amounts escrowed shall be based on the entire tax bill and Borrower shall have no right to require an apportionment and Administrative Agent or its servicing agent may pay the entire Impositions notwithstanding that such Impositions pertain in part to other property and Administrative Agent shall be under to duty to seek a tax division or apportionment of any bill.

Section 2.13 Section 2.14	INTENTIONALLY DELETED. INTENTIONALLY DELETED.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Initial Borrowing.

Each Lender’s obligation to fund the Initial Borrowing, and Administrative Agent’s obligation to disburse the Initial Borrowing, are subject to the condition precedent that, on or before the Initial Borrowing Date, Administrative Agent shall have received (or waived the receipt of) each of the following, each in form and substance satisfactory to Administrative Agent:

(a) Each of the following documents, each duly executed by the Obligors that are parties thereto and by such other parties as are identified below:

(i) (ii) (iii) (iv) (v)	This Agreement (including all exhibits and schedules hereto). The Notes, duly executed by Borrower. The Mortgage. The Assignment of Leases and Rents. The Security Agreement.

(vi)	The Assignment of Architect’s Contract, acknowledged by the Architect, together with a copy of the Architect’s Contract certified as true and complete by the Architect.

(vii)	The Assignment of General Contract, acknowledged by the General Contractor, together with a copy of the General Contract certified as true and complete by the General Contractor.

(viii) (ix) (x)	The Guaranty. The Environmental Indemnity Agreement The Disbursing Agreement, executed by the Title Company

(xi)	The Assignment of Waterpark Contract, acknowledged by Waterpark Contractor, together with a copy of the Waterpark Contract certified as true and complete by Waterpark Contractor.

(xiii)	The Assignment and Subordination of Management Contract, executed by Great Lakes Services, LLC.

(xiv)	Each other Loan Document (if any).

(b) Such opinions as Administrative Agent may require with respect to the Obligors, the Loan, the Loan Documents, the Project and the Premises from (i) counsel to Borrower and the Obligors, (ii) counsel to Administrative Agent, and (iii) as and if applicable, specialty counsel engaged with respect to unique regulatory or other unique issues relating to the Obligors, the Loan, the Loan Documents, the Project and the Premises, in each case covering all matters as Administrative Agent may reasonably require.

(c) A Conforming Appraisal demonstrating that the Commitment Amount does not exceed 60% of the as completed value of the Facility.

(d) A “marked-up” commitment for title insurance, issued by the Title Company at Borrower’s expense, which commitment constitutes a commitment by the Title Company to issue a Lender’s title policy in favor of Administrative Agent as beneficiary under the Mortgage, that will be free from all standard exceptions, including mechanics’ liens, and all other exceptions not previously approved by Administrative Agent, and that will insure the Mortgage to be a valid Lien on the Premises (including, without limitation, all Project Improvements to be constructed), subject only to such prior Liens as are approved in writing by Administrative Agent in its sole discretion, in an amount not less than the Aggregate Commitment, and that will include such endorsements as Administrative Agent may reasonably require and as are legally available in the state of North Carolina; together with such instruction letters or other documents executed by the Title Company as Administrative Agent may require to confirm the Title Company’s agreement to issue such policy.

(e) (f) (g)	A Conforming Survey of the Premises. The Approved Budget. The Sworn Construction Statement executed by each Prime Contractor.

(h) Copies of all payment and performance bonds, letters of credit and similar assurances (if any) required under any Contract (together with such riders or other assurances as Administrative Agent may require to assure that Lender Parties may rely thereon).

(i) Certificates of the secretary or other appropriate officer of each Obligor (i) certifying that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder to which such Obligor is a party have been duly approved by all necessary action of the Governing Board of such Obligor, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate (or previously delivered to Administrative Agent ) are true and correct copies of the Organizational Documents of such Obligor, together with such copies, if attached and (iii) certifying the names of the officers of such Obligor that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers. Lender Parties may conclusively rely on such certificate until it shall receive a further certificate of the secretary or other appropriate officer of such Obligor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(j) A certificate of good standing for each Obligor from the Secretary of State (or other appropriate official) of the state of formation of such Obligor and each other state in which such Obligor does business, dated not more than 30 days prior to the Closing Date.

(k) Current financial statements with respect to each Obligor, certified as true and correct by such Obligor in the form required by Section 5.1 or in such other form as Administrative Agent may reasonably request.

(l) The Environmental Report.

(m) A zoning letter or other documentation reasonably acceptable to Administrative Agent from the appropriate city or county authority having jurisdiction over the Premises stating that the Project, when constructed, will comply in all respects with all applicable ordinances, zoning, planned unit development, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as Administrative Agent shall reasonably request to establish that the Project and the contemplated use thereof are permitted by and comply with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and have been duly approved by the Governmental Authorities having jurisdiction over the Project and that all currently required permits for construction have been obtained

(n) Letters from utility companies or other evidence confirming the accuracy of Borrower’s representation and warranty set forth in Section 4.30.

(o) A soil report prepared by an engineer acceptable to Administrative Agent, certifying as to the status of the soil conditions on the Premises, the need or lack of need for special pilings and foundations and that either any pilings and foundation necessary to support the Project Improvements have been placed in a manner and quantity sufficient to provide the required support or that no such pilings and foundations are necessary for the support and construction of the Project Improvements, together with evidence that all such recommendations have been incorporated in the Plans and Specifications.

(p) A report of the Inspecting Engineer with respect to the adequacy of the Approved Budget and the sufficiency of the Plan and Specifications for describing the Project and the work to be performed under the Prime Contracts.

(q) Current searches of appropriate filing offices in each jurisdiction in which each Obligor is organized, has an office or otherwise conducts business showing that no state or federal tax liens have been filed and remain in effect against any Obligor, and that no financing statements or other notifications or filings have been filed and remain in effect against any Obligor, other than those for which Administrative Agent has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 6.1.

(r) Such searches as Administrative Agent may require with respect to judgments against and bankruptcy filings regarding the Obligors.

(s) All original promissory notes, if any, evidencing (i) indebtedness owing between or among Borrower and any of its Affiliates, or (ii) any Subordinated Debt, together with copies of all loan agreements and other documents evidencing any such indebtedness or under which any such indebtedness has been issued, together with subordination agreements subordinating all rights of the holders of such indebtedness to the rights of the Lender Parties under the Loan Documents

(t) Evidence reasonably satisfactory to Administrative Agent that Borrower has expended (or is expending simultaneously with the Initial Borrowing) initial cash Equity in an amount of not less than $53,430,000.00.

(u) Certificates or other appropriate evidence of all insurance required under the Loan Documents.

(v) Compliance Certificates, executed by the applicable Obligors, demonstrating the Obligors’ compliance as of the date hereof with the covenants set for in Section 7.2.

(w) Payment of all fees required to be paid to Lender Parties prior to the Initial Borrowing under any Loan Document or any separate agreement between Borrower and Administrative Agent.

Section 3.2 Conditions Precedent to All Borrowings.

Each Lender’s obligation to fund, and Administrative Agent’s obligation to disburse, any Borrowing (including the Initial Borrowing and the Final Borrowing) is subject to satisfaction, or waiver by Administrative Agent as permitted by Section 10.3, of the following conditions precedent (which, in the case of reports or other deliverables, shall be in form and substance satisfactory to Administrative Agent and shall have been provided on a timely basis with a reasonable opportunity to review):

(a) The representations and warranties in Article IV shall be correct as of the date of the Borrowing as though made as of that date (except for such changes as may arise by virtue of events or circumstances permitted by the terms of this Agreement), and Administrative Agent shall have received a certificate to that effect signed by Borrower.

(b) No Default or Event of Default shall remain uncured or shall result from such Borrowing

(c) All Benchmark Certificates required by Administrative Agent have been delivered to Administrative Agent.

(d) Such reports of the Inspecting Engineer, General Contractor, Architect or others with respect to the progress or condition of the Project and such other matters as Administrative Agent shall reasonably require.

(e) Administrative Agent shall be reasonably satisfied, based on its own inspections or other reliable information (including, without limitation, the reports of the Inspecting Engineer, Borrower and other third parties referenced elsewhere in this Section 3.2), that the development of the Project is in accordance with the terms of this Agreement.

(f) Administrative Agent shall have received, at Borrower’s sole expense, in form and substance satisfactory to Administrative Agent, from the title insurer who issued the Title Policy, all endorsements, binders and modifications thereto then reasonably required by Administrative Agent.

(g) Administrative Agent shall not have made a determination that Borrower is required to deposit additional Equity pursuant to Section 2.10(c) that has not yet been deposited as provided therein.

(h) Such Control Agreements as required the terms of this Agreement shall have been properly executed and delivered by all applicable parties.

(i) If such Borrowing is the Final Borrowing, each of the conditions set forth in Section 2.8(b) is true or has been satisfied.

Section 3.3 No Waiver.

The making of any Advance or disbursement of any Borrowing prior to fulfillment of any condition thereof shall not be construed as a waiver of such condition, and Administrative Agent reserves the right to require fulfillment of any and all such conditions prior to making any subsequent Advance or disbursing any subsequent Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender Parties to enter into and perform this Agreement, Borrower hereby represents and warrants to Lender Parties as follows:

General Representations and Warranties

Section 4.1 Legal Status.

Each Obligor is duly organized, validly existing and in good standing under the laws of its state of organization as recited in this Agreement, and is qualified and in good standing in every jurisdiction in which the nature of its business makes qualification necessary or where a failure to qualify would not cause a Material Adverse Effect. Each Obligor has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business and to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, Borrower has all power, authority, permits, consents, authorizations and licenses necessary to construct, equip, own and operate the Project except for those not required to be obtained as of the date hereof.

Section 4.2 Loan Documents.

The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action of the Obligors, and such action remains in full force and effect. Each of the Loan Documents constitutes the legal, valid and binding obligations and agreements of the applicable Obligors that are party thereto, enforceable against such Obligors in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

Section 4.3 No Conflict With Other Agreements or Laws.

The consummation of the transactions contemplated by this Agreement and the other Loan Documents and the performance by each Obligor of its obligations hereunder and thereunder will not (i) result in any breach of, constitute a default under, or require any consent or approval not already obtained under, any partnership agreement, articles of incorporation, by-laws, articles of organization, member control agreement or other governing document applicable to any Obligor, or any general partner of any Obligor, or (ii) constitute a breach or default under, or permit the acceleration of obligations owed under, any contract, loan agreement, indenture, lease or other agreement or document to which any Obligor is a party or by which any Obligor or any of their property is bound, the breach or default of which would have a Material Adverse Effect, (iii) violate any provision of any law, rule or regulation (including but not limited to Regulations T, U or X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Obligor, or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by any Obligor (other than as required hereunder in favor of Administrative Agent or as otherwise permitted by this Agreement)

Section 4.4 No Default.

No uncured default is existing under any contract, loan agreement, indenture, lease or other agreement or document to which any Obligor is a party or by which any Obligor or any of their property is bound or affected, the breach or default of which could have a Material Adverse Effect.

Section 4.5 Financial and Other Information.

All financial information furnished to Administrative Agent with respect to Borrower and each other Obligor in connection with the Loan (a) is complete and correct in all material respects, (b) fairly presents the financial condition of Borrower and each Guarantor for the applicable period and (c) has been prepared, where required, in accordance with GAAP (or tax accounting reconciled to GAAP). All other material Communications furnished to Administrative Agent are correct in all material respects and complete insofar as completeness is necessary to give Administrative Agent an accurate knowledge of their subject matter. Borrower has no material liability or contingent liability not disclosed to Administrative Agent in writing and there is no material lien, claim, charge or other right of others of any kind (including liens or retained security titles of conditional vendors) on any property of Borrower not disclosed in such financial statements or otherwise disclosed to Administrative Agent in writing.

Section 4.6 No Material Adverse Change.

There has been no material adverse change in the condition, financial or otherwise, of any Obligor since the dates of the latest financial statements furnished to Administrative Agent. Since those dates, Borrower has not entered into any material transaction not disclosed in such financial statements or otherwise disclosed to Administrative Agent in writing.

Section 4.7 Subsidiaries and Affiliates.

Borrower has no Subsidiaries. Borrower has not entered into any contract with its Affiliates or any Affiliates of a Guarantor except as set forth on Schedule 4.7.

Section 4.8 Litigation.

There are no actions, suits or proceedings pending or threatened against, or affecting Borrower, any Guarantor, the Premises, the Project, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity or before or by any Governmental Authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined would not be likely to have a Material Adverse Effect. Neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

Section 4.9 Compliance with Laws.

Borrower has received no notices of violations of any Governmental Requirements that in any way relate to or affect the Facility.

Section 4.10 Taxes.

Borrower and each Guarantor have filed all required material federal, state and local tax returns and has paid all material taxes due (including interest and penalties, but subject to lawful extensions disclosed to Administrative Agent) other than taxes being promptly and actively contested in good faith and by appropriate proceedings. Borrower is maintaining adequate reserves for tax liabilities (including contested liabilities) in accordance with GAAP.

Section 4.11 Anti-Terrorism Regulations.

Neither any Obligor nor any Person owning an interest in any Obligor constitutes a Person subject to sanctions or trade restrictions under federal laws of the United States (“Embargoed Person”) that is identified on (a) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, or to Borrower’s best knowledge after reasonable inquiry, on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Powers Act, 50 U.S.C. Section 1701 et seq., The Trading with the Enemy Act, 50 U.S. C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that an investment in any Obligor (whether directly or indirectly) is prohibited by law, or any Loan made by a Lender would be in violation of law, or (b) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Mortgaged Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders; provided, however, that this representation is given to the best knowledge of Borrower and Great Wolf with respect to any Person who may own interests in Great Wolf, whose stock is publicly traded.

Section 4.12 Regulation U.

Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 4.13 Investment Company Act.

Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.14 Foreign Person.

Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.
Section 4.15	Insolvency.

Neither Borrower nor any Person owning a controlling interest in Borrower is insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code, as amended), and neither Borrower nor any such Person will be rendered insolvent by execution of this Agreement, the Notes or any other Loan Documents or the consummation of the transactions contemplated thereby.

Section 4.16 ERISA.

As of the date hereof and until the Obligations are paid in full: (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans, (v) Borrower has made and will continue to make all required contributions to all employee benefit plans, if any, established for or on behalf of Borrower or to which Borrower is required to contribute (vi) Borrower has and will continue to administer each such plan, if any, in accordance with its terms and the applicable provisions of ERISA and any other federal or state law; and (vii) Borrower has not and will not permit any liability under Sections 4201, 4243, 4062 or 4069 of Title IV of ERISA or taxes or penalties relating to any employee benefit plan or multi-employer plan to become delinquent or assessed, respectively, which would have a Material Adverse Effect.

Construction Representations and Warranties

Section 4.17 Title.

Borrower holds marketable, indefeasible fee simple title to the Premises, subject only to Permitted Exceptions.

Section 4.18 Compliance with Governmental Requirements; Permits and Approvals.

The Plans and Specifications, the work and construction pursuant thereto, and the use of the Premises contemplated thereby comply in all material aspects with all applicable Governmental Requirements (including but not limited to the Americans with Disabilities Act), all private covenants affecting the Project, and the applicable requirement of, all applicable supervising boards of fire underwriters and similar agencies. Borrower has obtained all necessary licenses and permits required for construction and operation of the Project, except those, if any, which cannot be obtained until completion of the Project.

Section 4.19 Hazardous Substances and the Environment.

Borrower represents and warrants to Lender Parties that, except as otherwise described in the Environmental Report:

(a) There are no Hazardous Substances present in, on, about or under the Premises except those commonly used in the construction or operation of projects similar to the Project and which are being stored and used in accordance with all applicable Governmental Requirements;

(b) The Premises are not presently being used and, to the knowledge of Borrower, have not in the past been used for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substance;

(c) There are no present or, to the knowledge of Borrower, past claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, which may be proposed, threatened or pending with respect to the Premises, alleging noncompliance with or violation of any Environmental Law, seeking relief under any Environmental Law or relating to any required environmental permits, licenses or authorizations;

(d) All reports and notices required by any Environmental Law have been duly made with respect to the Premises, and all permits, licenses and authorizations required by any Environmental Law have been obtained and are in full force and effect with respect to the Premises and the Project;

(e) To the knowledge of Borrower, there is not now present, nor has there ever been present, in, on, about or under the Premises any above-ground or underground storage tanks used for the storage of petroleum, petroleum by-products or any other Hazardous Substance;

(f) To the knowledge of Borrower, the Premises are not and have not been in the past, listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or on any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state, or local agency.

Section 4.20 Plans and Specifications.

The Plans and Specifications have been completed as described in the General Contract and have been approved by all Governmental Authorities to the extent necessary to commence construction of the Project.

Section 4.21 Contracts.

Each Prime Contract is in full force and effect and no default exists thereunder. Borrower has provided true, correct and complete copies of each Prime Contract to Administrative Agent. Borrower will perform its obligations thereunder and will cause the Architect and each Prime General Contractor to perform their obligations thereunder. Borrower will cause General Contractor to promptly furnish Administrative Agent with a complete list of all Subcontractors of entities that General Contractor proposes to engage to furnish labor, services and/or materials in constructing the Project Improvements, will furnish Administrative Agent (promptly upon execution) with all Subcontracts requiring payment of more than $1,000,000.00. To the best knowledge of Borrower, all Prime Contractors and Architect hold valid professional licenses as contractor and architect, respectively, where required as a condition to performing their duties.

Section 4.22 Sufficiency of Approved Budget.

To the knowledge of Borrower, after due inquiry, the Approved Budget accurately sets forth all costs incurred or expected to be incurred by Borrower or any Affiliate in connection with the Project or otherwise required to complete the Project, including all costs reasonably expected to be incurred by Borrower pursuant to the Prime Contracts.

Section 4.23 Brokerage Commissions.

Borrower has not engaged the services of any broker in connection with the Loan. No commissions are due in connection with the transactions contemplated by this Agreement. Borrower agrees to and shall indemnify each Lender Party from any liability, claims or losses arising by reason of any broker claiming a commission due in connection with acting as a broker for Borrower in connection with the Loan or in connection with any Lease. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

Section 4.24 Management Contracts.

Borrower has delivered to Administrative Agent true and complete copies of the Management Contract and all other management agreements, sales commission agreements and similar agreements relating to the Project.

Section 4.25 Commencement.

Borrower agrees to comply with any and all requirements that Title Company may impose or require as a condition to issuing full first lien coverage over mechanic or materialmen’s liens that may arise from the construction of the Project Improvements on the Premises.

Section 4.26 Environmental Impact Statement.

Any environmental impact statements required by any Governmental Authority have been duly filed and approved and a copy thereof has been delivered to Administrative Agent.

Section 4.27 Condition of Premises.

The Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, or subject to any condemnation action or exercise of eminent domain by a Governmental Authority.

Section 4.28 Access.

The Premises directly front on a publicly maintained road or street and have legal access to the same through governmentally approved curb cut permits.

Section 4.29 Flood Plain.

The Premises have been determined by the Federal Emergency Management Agency (“FEMA”) [not] to be in a Flood Plain Zone.

Section 4.30 Availability of Utilities.

All utility services necessary for the proper operation of the Project for its intended purpose are available at the Premises or will be made available to the Premises prior to completion of construction of the Project Improvements at standard utility rates and hook-up charges, including without limitation water supply, storm and sanitary sewer facilities, energy and communications facilities.

Section 4.31 Leases.

As to any Lease, (a) Borrower is now or will upon execution be the absolute owner of the same with full right and title to assign the same except to the extent the assignment is limited by the terms thereof; (b) there are not now and will not be in the future any outstanding assignments or pledges of the same, except under the Loan Documents; (c) there are not now and will not be in the future any existing defaults under the provisions of any Leases on the part of Borrower or any Affiliate of Borrower; (d) excepting the obligation to construct the Project, all obligations on the part of the landlord under any Lease have been or will be fully complied with; (e) no tenant has any defenses, setoffs, or counterclaims against Borrower; and (f) all commissions due to any broker or leasing agent for procuring an existing Lease have been paid in full and as to any future Lease have been paid in full to the extent required.

ARTICLE V

AFFIRMATIVE COVENANTS

While any obligation of any Obligor under the Loan Documents remains outstanding, the following provisions shall apply, except to the extent that Administrative Agent otherwise consents in writing in Administrative Agent’s sole discretion:

General Affirmative Covenants

Section 5.1 Reporting Requirements.

Borrower will deliver, or cause to be delivered, to Administrative Agent each of the following, each in form and detail reasonably acceptable to Administrative Agent:

(a) As soon as available, and within 120 days after the end of each fiscal year, a copy of the annual audited financial statements of Guarantor for the year then ended, which shall include the balance sheet of Guarantor as at the end of such year and related statements of income and expenses, statements of changes in financial position, a statement of changes in capital accounts and a statement of allocation of distribution of profits and losses of Guarantor, all in reasonable detail, prepared in accordance with GAAP (or tax accounting reconciled to GAAP) prepared by a reputable accounting firm or a certified public accountant; and accompanied by a certificate of an officer, manager or general partner of the Guarantor with proper authority to execute such certificate on behalf of Guarantor stating that such financial statements have been prepared in accordance with GAAP (or tax accounting reconciled to GAAP) consistently applied, with any deviations from GAAP noted and are true, complete and not misleading in any material respect, and whether or not such manager or general partner has knowledge of the occurrence of any Default or Event of Default not heretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

(b) As soon as available, and in any event within 120 days after the end of each fiscal quarter commencing with the quarter in which the Conversion Date occurs, a copy of the internally prepared quarterly financial statement of Borrower that shall include the Borrower’s balance sheet at the end of such quarter and related statements of income and expenses, and statement of changes in financial position.

(c) As soon as possible, and within 120 days after the end of each fiscal quarter of Borrower, commencing with the fiscal quarter in which the Conversion Date occurs, an operating statement with respect to the Facility detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Administrative Agent, which shall include a statement that the same may be relied upon by any Lender party or Participant.

(d) Promptly upon receipt thereof, all notices received by Borrower of the amount of any Impositions due or to become due; and, promptly upon payment thereof, receipts evidencing each payment of any Impositions by Borrower.

(e) Promptly upon receipt thereof, any communication to Borrower regarding matters which could materially affect Administrative Agent’s security for the Obligations or have a Material Adverse Effect.

(f) Promptly following completion of the foundation walls for the Project Improvements, three copies of a Conforming Survey showing the location of the Project Improvements and all other Improvements and certifying that the Project Improvements and all other Improvements are within the boundary lines of the Land and the building restriction lines, if any, and that none of the Improvements encroach upon any set back, easement, utility or right of way.

(g) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Obligor of the type described in Section 4.8 or which (i) seek the condemnation or other taking of any portion of the Premises, or (ii) seek a monetary recovery against any Obligor in excess of $1,000,000.00 that may not be substantially covered by insurance.

(h) Promptly following the occurrence thereof, notice of any Casualty Event.

(i) As promptly as practicable (but in any event not later than 5 Business Days) after an officer of Borrower obtains knowledge of the occurrence of a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower setting forth the steps being taken by Borrower to cure the effect of such Default or Event of Default.

(j) As promptly as practicable, notice of any default, breach or termination by any party under any Prime Contract or under any Subcontract calling for payments in excess of $1,000,000.00.

(k) Promptly after Administrative Agent’s request therefore, such additional materials, reports, financial and account statements and other documentation and items as Administrative Agent may reasonably require to determine or confirm compliance with the covenants set forth and described in Article VII.

(l) Promptly, such additional information concerning Borrower, each other Obligor, the Premises, the Project and such related matters as Administrative Agent may reasonably request.

Section 5.2 Existence; Principal Place of Business.

Borrower will maintain its existence as a limited liability company in good standing under the laws of the State of Delaware. Borrower shall not change its name, jurisdiction of organization, or address of its chief executive office without, in each case, at least 30 days’ prior written notice to Administrative Agent.

Section 5.3 Compliance with Laws.

Borrower will, and will cause each other Obligor to, (a) comply with the requirements of all applicable laws and regulations, including but not limited to all Environmental Laws and the Americans with Disabilities Act, and (b) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. In addition, and without limiting the foregoing sentence, Borrower shall (i) ensure, and cause each other Obligor to ensure, that no Person who owns a controlling interest in or otherwise controls Borrower or any other Obligor is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of any Advance to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each other Obligor to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

Section 5.4 Section 5.5	Intentionally Deleted. Payment of Taxes and Other Claims.

Borrower will pay or discharge, and will cause each other Obligor to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it prior in each case to the date on which penalties attach thereto, (b) all applicable federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon the Project; provided, that no Obligor shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as (x) Obligor has set aside adequate reserves therefor in accordance with GAAP, and (y) no Lien or charge upon the Premises exists on account thereof unless such Lien is stayed or bonded over during such contest.

Section 5.6 Preservation of Legal Existence.

Borrower will preserve and maintain, and will cause each other Obligor to preserve and maintain, its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

Section 5.7 Post-Closing Deliveries

Borrower will deliver to Administrative Agent, not later than the applicable date specified in Schedule 5.7, each item identified therein, each in form and substance satisfactory to Administrative Agent.

Construction Affirmative Covenants

Section 5.8 Insurance.

Borrower will provide and maintain at all times (and, from time to time at the request of Administrative Agent, furnish Administrative Agent with proof of payment of premiums on):

(a) (i) During the construction of the Project, builder’s risk insurance written on a completed value basis in an amount equal to the full replacement cost of the Improvements at the date of completion with coverage available on the so-called non-reporting “all risk” form of policy, including coverage against collapse, transit coverage and water damage, including a full installation floater to insure all materials owned by Borrower and stored on or off the site but not yet part of the permanent installation; and (ii) following substantial completion of the Project, all risk/open perils special form property insurance with extended coverages with limits of 100% replacement cost, with no exclusions for terrorism or terrorist acts, and with no co-insurance provision or right of apportionment for partial loss by reason of insufficient coverage or if the insurance carrier requires, co-insurance provisions with an agreed amount endorsement in amount acceptable to Administrative Agent. Each policy of insurance under this paragraph (a) shall include standard non-contributing mortgagee and lender’s loss payee clauses and shall be in such amounts and form and written by such companies as shall be approved by Administrative Agent.

(b) Comprehensive general liability insurance protecting against claims arising from any accident or occurrence in or upon the Premises in an amount acceptable to Administrative Agent. Each policy of insurance under this paragraph (b) shall name Administrative Agent as an additional insured and shall be in such form and written by such companies as shall be reasonably approved by Administrative Agent.

(c) If any part of the Premises is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and amendment or successor act thereto), flood insurance in an amount at least equal to the least of the full replacement cost of all buildings and equipment on the Premises as of the date of the applicable flood hazard, the outstanding principal amount of the Notes or the maximum limited of coverage available with respect to the buildings and equipment under said Act.

(d) Worker’s compensation insurance, with statutory coverage.

(e) All other insurance of types, in amounts and against such risks as are usually carried by companies engaged in similar business and owning similar properties in the same general areas in which Borrower operates.

(f) Such other insurance as Administrative Agent may reasonably require and which customarily carried by owners of waterpark resorts similar to the Facility.

All policies of insurance required hereunder shall be in form and substance reasonably satisfactory to Administrative Agent and shall be placed with financially sound and reputable insurers licensed to transact business in all applicable jurisdictions. The policies of insurance referred to in clauses (a) and (b) above shall contain an agreement of the insurer to give not less than 30 days’ advance written notice to Administrative Agent in the event of cancellation of such policy or change affecting the coverage thereunder. Acceptance of insurance policies hereunder shall not bar Administrative Agent from requiring additional insurance which it reasonably deems necessary. Borrower shall cooperate with Administrative Agent in obtaining for Lender Parties the benefits of any insurance policies or other proceeds payable to it under such insurance policies and shall pay all reasonable expenses of Administrative Agent in participating in any loss adjustments (including the payment by Borrower of the expense of an independent appraisal on behalf of Administrative Agent, if reasonably necessary to facilitate adjustment of a loss).

Section 5.9 Casualty and Condemnation.

(a) Borrower shall take all action reasonably required by Administrative Agent in connection with any Casualty Event to protect the interests of Borrower and/or Lender Parties, and Administrative Agent shall be entitled (without regard to the adequacy of its security) to participate in any action, claim, adjustment or proceeding related thereto and to be represented therein by counsel of its choice. Borrower hereby irrevocably appoints Administrative Agent its true and lawful attorney-in-fact for all such purposes. Borrower shall not settle, adjust or compromise any such matter without the prior written approval of Administrative Agent.

(b) Borrower hereby assigns to Administrative Agent, as security for the Obligations for the benefit of Lender Parties, all amounts payable to Borrower in connection with any Casualty Event (collectively, “Compensation”). Borrower shall deliver all Compensation to Administrative Agent immediately upon receipt. So long as (x) no Default or Event of Default exists, (y) the underlying Casualty Event is capable of repair or reconstruction to the same or a better standard as is provided in the Plans and Specifications, and (z) Administrative Agent reasonably determines that the Compensation and other funds available for the purpose are sufficient to complete the necessary repair or reconstruction, then, and in any such event any Compensation received by Administrative Agent shall be disbursed to Borrower for repairs and reconstruction subject to all of the terms and conditions applicable to disbursement of Loan Proceeds; provided, however, that if the casualty occurs after the date of satisfaction of the requirement of substantial completion pursuant to Section 2.8(b)(i), and if the aggregate cost of such repair or reconstruction (as determined by Administrative Agent in good faith) is more than 30% of the then-outstanding principal balance of the Loan, then Administrative Agent may, in its sole discretion, apply any such Compensation (after first deducting therefrom Administrative Agent’s expenses incurred in collecting the same, including but not limited to reasonable attorneys’ fees) either (a) to payment for such repair or reconstruction or (b) to reduce the Obligations in such order of application as Administrative Agent may determine in its reasonable discretion.

(c) Borrower, in connection with a Casualty Event, shall repair and restore the Premises and any Improvements to their condition prior to the occurrence of such Casualty Event, and shall complete the construction of the Project as required hereunder, regardless of whether Compensation is made available to Borrower for such purposes or is sufficient to pay for such restoration and repair.

Section 5.10 Payment of Utility Charges.

Borrower will pay (or, with respect to amounts to be paid by tenants, cause to be paid) all charges made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Premises or any part thereof, and will, upon written request of Administrative Agent, furnish proper receipts evidencing such payment.

Section 5.11 Single Purpose Entity.

Borrower will at all times be a Single Purpose Entity.
Section 5.12	Commencement and Completion of Construction.

Borrower shall diligently proceed with the Project and will complete the Project and satisfy the conditions set forth in Section 2.8(b) on or before the Final Completion Date.

Section 5.13 Impositions.

Except to the extent that Administrative Agent is obligated to pay such amounts from any Impositions Escrow pursuant to Section 2.12, Borrower will pay all Impositions prior to the date when due.

Section 5.14 Title Insurance.

Borrower shall furnish Administrative Agent as soon as practicable following the Closing Date with a fully paid lender’s Title Policy written by Title Company in the full Loan amount, in form and substance satisfactory to Administrative Agent and consistent with the “marked-up” title commitment delivered pursuant to Section 3.1(d) in all respects.

Section 5.15 Restrictions on Transfer.

Borrower will not effect or permit a Transfer other than a Permitted Transfer; provided, however, that no transfer of ownership interest in Great Wolf itself, and no change in the manner in which Great Wolf holds its interest in Borrower, shall violate this covenant so long as Great Wolf continues to hold a controlling interest in Borrower, whether directly or indirectly.

Section 5.16 Application of Loan Funds.

Borrower shall use the Loan Proceeds solely for Permitted Purposes and such incidental costs relative to the construction of the Project as may be approved from time to time in writing by Administrative Agent.

Section 5.17 Books and Records; Inspection Rights.

Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Project including working drawings in a manner reasonably acceptable to Administrative Agent. The books of account and all other records relating to, or reflecting the operation of, Borrower, the Facility and the Project shall be kept at Borrower’s executive office at the address set for in Section 10.7. Administrative Agent, Title Company and Inspecting Engineer shall have the right (but not the duty) at all reasonable times on reasonable notice to inspect, examine and copy all books and records of Borrower relating to the Project, and to enter and have free access to the Premises and the Improvements and to inspect all work done, labor performed, materials and building systems furnished in, about or for the Project (and Borrower shall also ensure that Administrative Agent and Inspecting Engineer has access to inspect Offsite Materials). Without limiting the generality of the foregoing, Inspecting Engineer shall have the right to inspect the Premises as often as Inspecting Engineer shall determine or Administrative Agent shall request and all costs and expenses of any such inspection shall be borne by Borrower; provided, however, that such inspections shall be made in the normal course only in connection with a request by Borrower for an Advance relating to the construction of the Facility an/or any material change in the scope of work for the Facility, but may be made at any time in connection an/or following a Default or an Event of Default. Administrative Agent shall have the right to inspect the Premises as often as Administrative Agent shall determine; provided, however, that Borrower will bear the cost and expense of Administrative Agent inspections conducted in connection with a Default or Event of Default with the cost and expense of any other Administrative Agent inspection being borne by Administrative Agent. Any and all of the foregoing Administrative Agent or Inspecting Engineer inspections shall be solely for the benefit of Lender Parties, shall not be construed as a review of suitability, merchantability, fitness, or compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other Person. Administrative Agent will use all commercially reasonable efforts to conduct any such inspections or examinations in a manner which does not interfere with the construction or operation of the Project.

Section 5.18 Correction of Defects.

Borrower shall from time to time in accordance with terms of the applicable Prime Contract promptly correct or cause the applicable Prime Contractor to promptly correct any defects in the construction of the Project or any departure from the Plans and Specifications not previously approved by Administrative Agent or permitted by this Agreement.

Section 5.19 Contracts.

Borrower shall perform all obligations of Borrower under each of the Prime Contracts; shall maintain each of the Prime Contracts and not terminate such Prime Contracts or suffer such Prime Contracts to be terminated; shall take all commercially reasonable and appropriate action with respect to any default by the other party to each of the Contracts; shall not waive any of the obligations of the parties thereunder; and shall do no act which would relieve such parties from their obligations thereunder. Without the prior written consent of Administrative Agent, which consents shall not be unreasonably withheld or delayed, Borrower shall not (i) amend any Contract, (ii) enter into any Change Order, (iii) consent to any change in the Plans and Specifications, or (iv) otherwise permit any change to the scope of the Project, provided that Change Orders which do not affect the aesthetics or structural elements of the Project or diminish the value thereof and which do not cause a violation of Section 2.7 do not require Administrative Agent consent or approval. All Change Orders must be in writing and numbered consecutively, and copies thereof shall be delivered to Administrative Agent within 10 days after Borrower has entered into such Change Order.

Section 5.20 Compliance with Governmental Requirements.

To the extent not already obtained, Borrower shall secure all required permits for the completion of the work of the Project in a timely fashion so that the lack of any permit does not interfere with the timely completion of the work of the Project. Borrower shall comply with and shall require the General Contractor to comply in all material respects with all Governmental Requirements and all rules, regulations, ordinances and laws bearing on the conduct of the work and the Project Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any supervising boards of fire underwriters or similar agencies.

Section 5.21 Permits and Warranties.

Promptly upon receipt of the same by Borrower, Borrower shall furnish Administrative Agent with true and complete copies of (a) all licenses, permits, approvals, exemptions and other authorizations required in connection with the Project and use of the Premises, and (b) upon request of Administrative Agent, all warranties and guaranties received from any Person furnishing labor, materials, equipment, fixtures or furnishings in connection with the Project.

Section 5.22 Maintenance of Management Contracts.

Borrower will not (i) enter into management agreement, sales commission agreement or similar agreement relating to the Project other than those delivered to Administrative Agent prior to the date hereof, or (ii) amend or waive any requirement of any such agreement.

Section 5.23 Section 5.24 Section 5.25	Intentionally Deleted. Intentionally Deleted. Permitted Leases.

Borrower will not enter into any Lease of all or any portion of the Premises other than a Permitted Lease. Within 15 days after entering into a Permitted Lease, Borrower will send a fully-executed copy thereof to Administrative Agent (together will all exhibits attached and proof of payment of all applicable brokerage commissions) at the address provided herein for notices to Administrative Agent.

Section 5.26 Maintenance and Repair; Stored Materials.

Borrower will maintain the Premises (and all abutting grounds, sidewalks, roads, parking and landscape areas) in good condition and repair, and will not commit or permit any waste or deterioration of the Premises. Borrower will not remove or demolish any Improvement, except to construct the Project Improvements as permitted under this Agreement. Borrower will ensure that all materials stored on the Premises, or, with approval of Administrative Agent, stored in any off Premises staging area, are kept in a separate area on the Premises with suitable security for such storage.

Section 5.27 Change in Property Restrictions.

Borrower will not initiate, join in or consent to any change in any applicable zoning ordinance, general plan or similar law, or to any private restrictive covenant or any similar public or private restriction on the use of the Premises without, in each case, the prior written consent of Administrative Agent, which may be granted or withheld in Administrative Agent’s sole discretion.

Section 5.28 Appraisals.

At any time following the occurrence of an Appraisal Event, Administrative Agent may (but need not) obtain a new Conforming Appraisal or an update to any existing Conforming Appraisal. Any such appraisal shall be for the sole benefit of Lender Parties and shall be prepared at the sole cost and expense of Borrower. Borrower shall fully cooperate with Administrative Agent and the applicable appraiser and shall allow Administrative Agent and such appraiser complete access to the Premises for the purpose of completing such appraisal.

Section 5.29 Delivery of As-Built Survey.

No later than ninety (90) days following the date of the Final Borrowing, Borrower shall send to Administrative Agent three (3) copies of an as-built Conforming Survey of the Premises.

Section 5.30 As-Built Drawings.

No later than ninety (90) days following the date of the Final Borrowing, Borrower shall deliver complete as-built drawings of the Improvements to Administrative Agent.

Section 5.31 Warranties.

No later than ninety (90) days following the date of the Final Borrowing, Borrower shall deliver copies of written warranties provided by each Prime Contractor and each Subcontractor whose Contract calls for payment in excess of $1,000,000.

ARTICLE VI

NEGATIVE COVENANTS

While any obligation of any Obligor under the Loan Documents remains outstanding, the following provisions shall apply, except to the extent that Administrative Agent otherwise consents in writing in Administrative Agent’s sole discretion:

General Negative Covenants

Section 6.1 Liens.

Borrower will not create, incur or suffer to exist any Lien or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of Borrower to any right or claim of any other Person; provided, however, that the foregoing shall not prohibit Permitted Exceptions.

Section 6.2Debt.
Borrower will not incur, create, assume, permit or suffer to exist, any Debt except:
(a)	The Obligations.

(b) Indebtedness in existence on the Closing Date and listed in Schedule 6.2; together with any extension, renewal or replacement thereof (so long as such indebtedness is not increased above the amount outstanding immediately prior to giving effect to any such extension, renewal or replacement).

(c) Up to $100,000.00 in the aggregate with respect to purchase money indebtedness or capital leases.

(d) Subordinated Debt in such amounts as Administrative Agent may approve in advance; and any Subordinate Debt held by Great Wolf as the result of its conversion of its commitment as permitted by the terms of its Joinder Agreement.

Section 6.3 Section 6.4	Intentionally Deleted. Mergers and Acquisitions.

Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.

Section 6.5 Transactions with Affiliates.

Borrower will not make any loan or capital contribution to, or any other investment in, any Affiliate of Borrower, or make any other cash transfer to any such Affiliate, except that the foregoing shall not prohibit (1) distributions to members of Borrower at any time after the Conversion Date (and provided no Event of Default then exists) or (2) payments to Affiliates for goods or services actually rendered with respect to the Premises, so long as (i) such payments are (A) separately set forth in the Approved Budget (i.e., not commingled with payments to Persons other than Affiliates) and are identified therein as payments to Affiliates, or (B) pursuant to Contracts that are on terms no less favorable to Borrower than would be available in arms length dealings with unaffiliated third partied, and (ii) no Default or Event of Default exists at the time or would occur as a result of such payment.

Section 6.6 Subordinated Debt.

Borrower will not (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by any subordination agreement or other subordination provision applicable thereto; (ii) give security for all or any part of such Subordinated Debt; (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Obligations might be terminated, impaired or adversely affected; or (v) omit to give Administrative Agent prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

Construction Negative Covenants

Section 6.7 Environmental Issues.

(a) Borrower shall not use, or permit the use of, the Premises for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substance, except for the storage, use and disposal of Hazardous Substances in accordance with all Government Requirement and reasonably necessary in connection with the construction or operation of the Facility. Borrower shall not install or maintain, or permit the installation or maintenance of, any above-ground or underground storage tanks for the storage of petroleum, petroleum by-products or any other Hazardous Substance in, about or under the Premises unless (i) Borrower has obtained the prior written consent of Administrative Agent for such installation and maintenance and (ii) Borrower installs and maintains such above-ground or underground storage tanks in compliance with all Environmental Laws.

(b) Administrative Agent acknowledges receipt from Borrower of the Environmental Report.

(c) Upon the occurrence and continuance of an Event of Default hereunder or if Administrative Agent receives any information which leads Administrative Agent, in its reasonable discretion, to believe that any Hazardous Substance is present on, or is being handled, stored, transported, manufactured, released or disposed of in, on, about or under the Premises, Administrative Agent may obtain, at Borrower’s expense, further environmental reports from a reputable environmental consultant of Administrative Agent’s choice. If any such environmental report indicates any presence, handling, storage, transportation, manufacture, release or disposal of any Hazardous Substance in, on, about or under the Premises, Administrative Agent may require Borrower, at Borrower’s sole expense, to remedy any such presence, handling, storage, transportation, manufacture, release, or disposal to the satisfaction of Administrative Agent.

(d) Borrower shall immediately notify Administrative Agent in writing of any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which may be proposed, threatened or pending, alleging the presence, handling, storage, transportation, manufacture, release or disposal of any Hazardous Substance in, on, about or under the Premises. Administrative Agent shall have the right, but not the obligation, to join and participate in any such investigation, administrative proceeding, litigation, regulatory hearing or other action and to have its attorneys’ fees and expenses in connection therewith paid by Borrower. Without Administrative Agent’s prior written consent, Borrower shall not take any remedial or response action or enter into any settlement or other compromise with respect to any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which, in Administrative Agent’s reasonable judgment, may impair the value of Administrative Agent’s security under the Mortgage and the other Loan Documents. Notwithstanding the foregoing, Borrower may at any time, without the consent of Administrative Agent, comply with lawful orders of Governmental authorities having jurisdiction over the Project.

ARTICLE VII

FINANCIAL COVENANTS

While any obligation of any Obligor under the Loan Documents remains outstanding, the following provisions shall apply, except to the extent that Administrative Agent otherwise consents in writing in Administrative Agent’s sole discretion:

Section 7.1 Section 7.2	Intentionally Deleted. Tangible Net Worth.

Borrower will cause the Guarantor to maintain its Tangible Net Worth, determined annually as of the end of its fiscal year, in an amount not less than $180,000,000.00.

ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES

Section 8.1 Events of Default.

The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Borrower shall fail to pay any principal, interest or any other payment (including but not limited to any payment required under Section 2.10(c)) when due under this Agreement or any other Loan Document.

(b) A breach shall occur under any covenant or agreement set forth in Section 5.8, 5.11, Article VI or Article VII.

(c) Borrower shall breach or fail to perform, observe or meet any covenant or condition of this Agreement, other than as described elsewhere in this in Section 8.1, and such breach or failure is not cured within 30 days after written notice thereof, or if such breach or failure does not create a material risk or delay to the timely construction of the Project, to the Premises or to the other Collateral or to Administrative Agent’s security interest therein and requires the expenditure of time to cure, then, so long as Borrower promptly commences and diligently pursues such cure, for the period of time necessary to effect such cure, but in no event exceeding 60 days from the date of written notice thereof.

(d) An Event of Default (as defined thereunder) shall occur under any Loan Document other than this Agreement; or a breach or default shall occur under any Loan Document that does not specify Events of Default thereunder.

(e) Any representation or warranty made by or on behalf of any Obligor or their respective agents or representatives in any Loan Document, Draw Request or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made.

(f) (i) Any Obligor shall be or become insolvent, however defined, or admit in writing its inability to pay debts as they mature, or make a general assignment for the benefit of its creditors, or dissolve or otherwise cease to do business in the ordinary course; or (ii) a petition shall be filed by any Obligor under the United States Bankruptcy Code naming such Person as debtor, or any Obligor shall institute any other bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to itself under the laws of any jurisdiction; or any Obligor shall take any action to authorize any such proceeding; or an involuntary petition shall be filed against any Obligor under the United States Bankruptcy Code, and such petition shall not have been dismissed within 60 days after such filing; or any such other proceeding shall be instituted against any Obligor and shall not be dismissed or discharged within 60 days after its commencement; or any Obligor shall admit all of the material allegations with respect to any such proceeding; or an order for relief or similar order shall be entered in any such proceeding under the United States Bankruptcy Code or any other such proceeding; or (iii) any Obligor shall apply for the appointment of any receiver, trustee or similar officer for itself or for all or substantially all of its property; or any Obligor shall take any action to authorize any such appointment; or an action for any such appointment shall be commenced by any other Person and such action shall not be dismissed or discharged within 60 days after its commencement; or any Obligor shall admit all of the material allegations with respect to any such action; or any such appointment shall be made, with or without the consent of the applicable Obligor, as the case may be; or (iv) a warrant, writ of attachment, execution or similar process shall be issued or levied against all or any part of the Premises, or against any other substantial part of the property of any Obligor, and (in either case) shall not be fully released, stayed, vacated or bonded within 60 days after such issuance or levy.

(g) Any Obligor shall attempt to reject, terminate or rescind any Loan Document to which it is a party or shall contest in any manner the validity, binding nature or enforceability of any Loan Document to which it is a party.

(h) A Change of Control shall occur.

(i) A Transfer that is not a Permitted Transfer occurs.

(j) The Project shall be abandoned or shall be discontinued for a period of thirty (30) consecutive calendar days for reasons other than force majeure.

(k) A judgment, writ or warrant of attachment or execution or similar process, levy or seizure be made under any process against Borrower or the Facility and such action shall not be released or bonded over to Administrative Agent’s satisfaction within thirty (30) days after the assertion or filing thereof.

(l) Prior to the Conversion Date, (i) the General Contractor or the Architect shall be or become insolvent, however defined, or admit in writing its inability to pay debts as they mature, or make a general assignment for the benefit of its creditors, or dissolve or otherwise cease to do business in the ordinary course; or (ii) a petition shall be filed by the General Contractor or the Architect under the United States Bankruptcy Code naming such Person as debtor, or the General Contractor or the Architect shall institute any other bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to itself under the laws of any jurisdiction; or the General Contractor or the Architect shall take any action to authorize any such proceeding; or an involuntary petition shall be filed against the General Contractor or the Architect under the United States Bankruptcy Code, and such petition shall not have been dismissed within 60 days after such filing; or any such other proceeding shall be instituted against the General Contractor or the Architect and shall not be dismissed or discharged within 60 days after its commencement; or the General Contractor or the Architect shall admit all of the material allegations with respect to any such proceeding; or an order for relief or similar order shall be entered in any such proceeding under the United States Bankruptcy Code or any other such proceeding; or (iii) the General Contractor or the Architect shall apply for the appointment of any receiver, trustee or similar officer for itself or for all or substantially all of its property; or the General Contractor or the Architect shall take any action to authorize any such appointment; or an action for any such appointment shall be commenced by any other Person and such action shall not be dismissed or discharged within 60 days after its commencement; or the General Contractor or the Architect shall admit all of the material allegations with respect to any such action; or any such appointment shall be made, with or without the consent of the applicable Obligor or the General Contractor or the Architect, as the case may be; or (iv) a warrant, writ of attachment, execution or similar process shall be issued or levied against any substantial part of the property of the General Contractor or the Architect and shall not be fully released, stayed, vacated or bonded within 60 days after such issuance or levy, and Administrative Agent shall have notified Borrower that Administrative Agent has made a good faith determination that nay such event will result in a Material Adverse Effect.

(m) The Title Company shall for any reason refuse to insure any Advance as being secured by the Mortgage as a valid first lien and security interest on the Premises.

(n) Any material part of the Premises or the Project is materially damaged or destroyed by fire or other casualty and within 30 days thereafter the loss shall prove not to be adequately covered by (i) insurance actually collected or in the process of collection and (ii) additional Equity deposited with the Title Company.

(o) Borrower asserts that, any requirement of the Loan Documents (including but not limited to any provision for the payment of interest or fees and any requirement to pay Impositions or other amounts), or Borrower’s compliance therewith, is or would be unlawful or usurious.

(p) A default shall occur under any evidence of indebtedness, loan agreement, credit agreement, security agreement, mortgage or deed of trust, bond, debenture, note, securitization agreement or other evidence of indebtedness or similar obligation of Borrower or under any indenture or other instrument under which any such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that no Event of Default shall be deemed to have occurred under this paragraph on account of indebtedness and obligations to parties other than the Lender Parties if the aggregate amount owing as to all such indebtedness and obligations as to which such defaults have occurred and are continuing is less than $100,000.

Section 8.2 Exercise of Rights.

Following the occurrence of any Event of Default, Administrative Agent may at its option exercise any one or more of the following remedies:

(a) Administrative Agent may, by notice to Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate.

(b) Administrative Agent may accelerate the repayment of the Loan.

(c) Administrative Agent may seek the appointment of a receiver to take possession of the Premises and the Project and to complete and operate the Premises and the Project. Borrower hereby consents to such appointment and agrees to execute and deliver any and all documents requested by Administrative Agent relating to the appointment of such receiver (whether by joining in a petition for the appointment of such an official, by entering no contest to a petition for the appointment of such an official, or otherwise, as appropriate under applicable law).

(d) Administrative Agent may enter upon the Premises and take possession thereof, including all Improvements thereon, and proceed either in its own name or in the name of Borrower, as the attorney-in-fact of Borrower (which authority is coupled with an interest and is irrevocable by Borrower) to complete or cause to be completed the Project, at the cost and expense of Borrower. If Administrative Agent elects to complete or cause to be completed the Project, it may do so according to the Plans and Specifications or according to such changes, alterations or modifications in and to the Plans and Specifications as Administrative Agent may deem reasonable and appropriate; and Administrative Agent may enforce or cancel all contracts let by Borrower relating to the Project and let other contracts which in Administrative Agent’s sole judgment seem advisable; and Borrower shall forthwith turn over and duly assign to Administrative Agent, as Administrative Agent may from time to time require, contracts not already assigned to Administrative Agent relating to the Project, blueprints, shop drawings, bonds, building permits, bills and statements of account pertaining to the Project, whether paid or not, and any other instruments or records in the possession of Borrower pertaining to the Project. Borrower shall be liable under this Agreement to pay to Administrative Agent, on demand, any amount or amounts expended by Administrative Agent in so completing the Project, together with any costs, charges or expenses incident thereto or resulting therefrom, all of which shall be secured by the Security Documents. If a proceeding is instituted against Borrower for recovery and reimbursement of any sums expended by Administrative Agent in the completion of the Project, a statement of such expenditures, verified by the affidavit of an officer of Administrative Agent, shall be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures; and the burden of proving to the contrary shall be on Borrower. Administrative Agent may apply any funds which it has advanced or has agreed to advance hereunder and any funds that Borrower then has on deposit with the Title Company to bring about the completion of the Project and to pay the costs thereof; and if such funds are insufficient, in the sole judgment of Administrative Agent, to complete the Project, Borrower shall promptly deliver and pay to Administrative Agent such amounts as Administrative Agent may from time to time demand for the purpose of completing the Project or of paying any liability, charge or expense that may have been incurred or assumed by Administrative Agent pursuant to this Agreement. In no event, however, shall Administrative Agent be obligated to complete or cause completion of the Project.

(e) Administrative Agent may exercise any or all other rights, options and privileges provided by the Loan Documents or by law, including the foreclosure of the Mortgage and the Assignment of Leases and Rents.

Following the occurrence of an Event of Default described in Section 8.1(f), the termination of the Commitments under Section 8.2(a) and the acceleration of the Obligations under Section 8.2(b) shall be automatic and without the requirement of notice to Borrower or any other Obligor.

Section 8.3 Right of Setoff.

If an Event of Default shall have occurred and shall be continuing, each Lender Party and each Affiliate of any Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender Party or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender Party or any such Affiliate, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Obligor may be contingent or unmatured or are owed to a branch or office of such Lender Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or its Affiliates may have.

Section 8.4 Remedies Cumulative.

The remedies provided in the Loan Documents or otherwise by law or in equity are distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.

ARTICLE IX

ADMINISTRATIVE AGENT

Section 9.1 Borrower not a Beneficiary or Party.

Except with respect to the limitation of liability applicable to the Lenders under Section 9.4 and the limited right of Borrower to cause the replacement of a Lender under Section 9.10, the provisions and agreements in this Article IX are solely among the Lender Parties, and the Borrower shall not be considered a party thereto or a beneficiary thereof.

Section 9.2 Administration of Credit.

(a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as administrative agent for and on behalf of such Lender to the extent and in the manner provided in this Agreement and the other Loan Documents and to take such other actions as may be reasonably incidental thereto.

(b) Administrative Agent agrees to act as administrative agent for Lenders upon the conditions contained in this Agreement and the other Loan Documents, but in no event will Administrative Agent constitute a fiduciary of any Lender nor will Administrative Agent have any fiduciary responsibilities to any Lender.

(c) In furtherance of the foregoing and not in limitation thereof, each Lender irrevocably (i) authorizes Administrative Agent to execute, deliver and perform the obligations under this Agreement and the other Loan Documents specifically delegated to Administrative Agent, together with such additional powers as may be reasonably incidental thereto, (ii) appoints the Administrative Agent as nominal beneficiary or nominal secured party, as the case may be, under the Loan Documents and all related UCC financing statements, and (iii) authorizes Administrative Agent to act as collateral agent of and for Lender for purposes of holding, perfecting and disposing of Collateral under the Loan Documents.

(d) Administrative Agent shall have no duty to inquire into any performance or failure to perform by Borrower or any other Obligor and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Section 8.1(a)) hereof unless Administrative Agent has received notice from a Lender Party or Borrower specifying the occurrence of such Default or Event of Default. If Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, Administrative Agent shall give prompt notice thereof to the Lenders. In the event of any Default or Event of Default, Administrative Agent may take or refrain from taking action with respect to such Default or Event of Default as is consistent with the scope of its duties and appointment under this Agreement and the other Loan Documents and, to the extent required under Sections 9.7 and 9.8 hereof, the direction or consent of the Lenders.

(e) Administrative Agent shall not be liable for any action taken or omitted to be taken by Administrative Agent in connection with the Loan Documents, except for its own Gross Misconduct. Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters, the advice of independent public accountants with respect to accounting matters and advice of other experts as to any other matters (and such counsel, accountants and other experts shall only represent Administrative Agent and will not represent any Lender) and upon any Loan Document and any schedule, certificate, statement, report, notice or other writing which it reasonably believes to be genuine or to have been presented by a proper Person. Neither the Administrative Agent nor any of its Related Parties shall be responsible or in any way liable for (i) any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (ii) the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any Collateral, or (iii) any action taken or omitted by it or them. The designation of Marshall as administrative agent hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Marshall in its individual capacity as a Lender hereunder.

(f) Administrative Agent may perform its duties and obligations under this Agreement and the other Loan Documents through or by delegation to any one or more of its Related Parties and such Related Parties shall be deemed to be performing such duties and obligations on behalf and at the request of Administrative Agent and shall (whether or not so stated and without limiting any other available rights, protections, indemnities or exculpations) be entitled to the same protections, indemnity benefits and exculpations available to Administrative Agent hereunder.

(g) The term “Administrative Agent” is used in the Loan Documents merely as a matter of custom. It is intended to reflect only an administrative relationship between the Administrative Agent and the Lenders as independent contracting parties. However, the obligations of Administrative Agent will be limited to those expressly set forth in the Loan Documents, and no use of such term creates or implies any fiduciary relationship or any other obligation arising under the general law of agency.

Section 9.3 Credit Investigation.

Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Commitments been granted and its Advances made directly by such Lender to the Borrower without the intervention of the Administrative Agent or any other Lender. Each Lender agrees and acknowledges that no Lender Party makes any representation or warranty about the creditworthiness of any Obligor or any other party to this Agreement or with respect to the legality, validity, sufficiency, perfection or enforceability of this Agreement, any Loan Document, any Collateral or any other instrument or document delivered hereunder or in connection herewith.

Section 9.4 Obligations Several.

Each Lender’s obligations under the Loan Documents, including, without limitation, such Lender’s obligations to fund Advances, pay Extraordinary Expenses, and indemnify Administrative Agent, are the several obligations of such Lender, and no Lender is responsible for the obligations of any other Lender under any Loan Document nor will the failure of any other Lender to perform its obligations with respect to the Loan or any Loan Document relieve a Lender from its own obligations under any Loan Document. No reallocation or setoff of Collections made by Administrative Agent under this Agreement with respect to a Lender in connection with that Lender’s failure to perform its obligations under the Loan Documents will relieve that Lender of its obligations under any Loan Document to Administrative Agent, any other Lender Party or to Borrower. Nothing contained in any Loan Document, and no action taken by any Lender or Administrative Agent pursuant to the foregoing or in connection therewith, will be deemed to constitute any Lender Party as a partnership, association, joint venture or other entity with any other Lender Party.

Section 9.5 Anticipated Funding; Refunds.

(a) Unless Administrative Agent shall have been notified by a Lender prior to the date on which such Lender is scheduled to make payment to Administrative Agent of an Advance (in connection with a Borrowing or otherwise) or any other amount payable by Lender to Administrative Agent or to Borrower under this Agreement or the other Loan Documents (any such notice to be effective on receipt by Administrative Agent) that such Lender does not intend to make such payment, Administrative Agent may assume that such payment has been made and may, in reliance upon such assumption (but shall not be required to) make the amount thereof available to the intended recipient(s) on such date. In the event a Lender actually fails to furnish Administrative Agent as and when required with immediately available funds equal to its Percentage (or, if a specific provision of this Agreement clearly provides for a larger portion (for example, under certain of the indemnity provisions of this Agreement), such larger portion) of (a) any Borrowing, (b) Extraordinary Expenses, or (c) any other amount owing by such Lender to Administrative Agent, any other Lender Party or Borrower hereunder, Administrative Agent shall have the right, but not the obligation, to advance such funds on behalf of such Lender as provided in this Agreement and the other Loan Documents. Any funds so advanced by Administrative Agent will (x) be payable within two (2) Business Days of Administrative Agent’s written demand therefor, and (y) will bear interest payable by such Lender to Administrative Agent at the highest rate in effect under the Loan Documents from the date advanced until paid in full.

(b) If Administrative Agent is required to return or otherwise refund to Borrower, any Guarantor, any other Obligor or any bankruptcy or other trustee any amount in connection with this Agreement or the Loan Documents, then each Lender shall pay to Administrative Agent its Percentage of the refund. Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of any amount due with respect to the Obligations, such Lender shall pay the same over to Administrative Agent for distribution by Administrative Agent among the Lenders as Collections together with interest thereon at the Applicable Interest Rate until so remitted and shall (until so remitted) be deemed to have purchased a participation from the other Lenders therein as specified in Section 10.5.

Section 9.6 Disbursement of Collections to Lenders.

Administrative Agent shall promptly and within two (2) Business Days of its receipt of Collections, account for and distribute Collections as follows:

(a) First, Administrative Agent will deduct and retain for its own account any accrued and unpaid Extraordinary Expenses;

(b) Second, to Lenders in payment of Extraordinary Expenses previously reimbursed to Administrative Agent pursuant to Section 10.2(c), but in no event in excess of their respective Percentage thereof;

(c) Third, Administrative Agent will deduct and retain for its own account any accrued and unpaid fees owing to it (including, without limitation, the Servicing Fee, but excluding Shared Fees payable to Administrative Agent under Section 9.6(e) below);

(d) Fourth, to Lenders, on a pari passu basis, in proportion to their respective Percentages of interest earned on the Loan

(e) Fifth, to the Lenders their respective shares of any Shared Fees as shown in their respective Joinder Agreements and the remainder of any such Shared Fees to Administrative Agent; and

(f) Sixth, to Lenders, on a pari passu basis, in proportion to their respective Percentages of the unpaid principal balance of the Loan.

The following rules shall also apply with respect to the receipt and distribution of Collections:

(i) If any Lender fails to provide its share of Advances, Extraordinary Expenses or any other amount due to Administrative Agent, Administrative Agent may (1) setoff against Collections otherwise payable to that Lender until the applicable outstanding amount(s) have been reduced to that Lender’s share thereof (Administrative Agent will not however set off against any amount owing to a Lender that has fully provided its share of all amounts due to Administrative Agent to satisfy any obligation of any Lender that has not provided its share of amounts due to Administrative Agent), (2) remit Collections to the other Lenders until the amounts to be paid by or allocable to such non-paying Lender have been reduced to such Lender’s share thereof;

(ii) No right or remedy expressed in Section 9.6(i) or elsewhere in this Agreement shall be deemed to excuse any Lender from its obligations to make Advances, provide Extraordinary Expenses or otherwise perform the duties and obligations of such Lender expressed in this Agreement and the other Loan Documents.

(iii) No Lender will be entitled to any further Collections if all Commitments have been terminated and (1) all principal of any Advances made by such Lender have been repaid to such Lender, (2) all Extraordinary Expenses paid by such Lender have been reimbursed to such Lender, (3) all fees and charges payable to such Lender under this Agreement have been paid to such Lender, and (4) all interest on the foregoing amounts provided for under this Agreement has been paid to such Lender and, from and after such time all Lenders have received such amounts, Administrative Agent shall be entitled to recover and retain for its own account any and all Collections and recoveries with respect to the Obligations.

(iv) None of the amounts described as being payable to a Lender under this Agreement or the Loan Documents shall be paid or payable from Administrative Agent’s own funds, it being understood that such amounts are payable solely from Collections.

(v) No Lender shall have any entitlement or claim to Excluded Fees.

(vi) Origination Fees are not and will not constitute Collections or be payable from Collections.

Direction 9.7 Direction of Administrative Agent Actions by Required Lenders

The following are thresholds of Required Lender consent required to pass, deny or select a particular course of action with respect to the matters described below:

(a) Matters requiring Consensus Vote. The following matters shall require a Consensus Vote:

(i)	release or replacement of an Obligor;

(ii)	extension (other than an extension of right under the Loan Documents) of a Maturity Date with respect to the Obligations that causes the aggregate extensions of such Maturity Date (including the then proposed extension, but excluding extensions of right available under the Loan Documents) to total more than six (6) months;

(iii)	decrease any interest rate applicable to the Obligations (other than determinations not to implement or collect Default Interest under Section 9.7 (c) or (d) below);

(iv)	increase any Commitment;

(v)	release, substitute, subordinate or exchange any material Collateral (other than as specifically provided for under Section 9.7(b) or (d) below); and

(vi)	amend the Lender voting provisions of the Loan Documents.

(b) Matters requiring Super Majority Vote The following matters shall require a Super Majority Vote:

(i)	acceleration, foreclosure, exercise of power of sale or deed in lieu of foreclosure with respect to the Obligations and/or the Collateral;

(ii)	any extension (other than an extension of right under the Loan Documents) of a due date or Maturity Date under the Loan Documents that causes the aggregate extensions of such due date or Maturity Date (including the then proposed extension, but not including extensions of right available under the Loan Documents) to total more than zero (0) months but less than or equal to six (6) months;

(iii)	modification of any Critical Covenant to make such Critical Covenant less restrictive on any Obligor, its assets or the Project;

(iv)	modification of any Reporting Requirement to make such Reporting Requirement less restrictive on any Obligor, its assets or the Project;

(v)	waiver of any Default or Event of Default;

(vi)	the decision to enter into and the approval of the terms of any Forbearance Arrangement;

(vii)	lease, management or sale of any substantial portion of the Collateral as part of collection efforts (except as specifically permitted by Section 9.7 (d));

(viii)	acceptance of sale proceeds for a particular Unit that are discounted by more than 10% from the amount required to be paid under the Loan Documents;

(ix)	increases in or reallocations of any Project Budget not specifically provided for under Section 9.7(d); and

(x)	any other material modification or waiver of a material provision of the Loan Documents that is not specifically addressed elsewhere in this Section 9.7.

(c) Matters requiring Simple Majority Vote The following matters shall require a Simple Majority Vote:

(i)	waivers of Default Interest or Credit Fees (as distinguished from the waiver of the Default or Event of Default itself) for periods greater than thirty (30) days; and

(ii)	declaration of a Default based on a cross default to Obligor financing other than the Loan or to an Obligor agreement other than the Loan Documents.

(iii)	any matter not otherwise provided for in this Section 9.7.

(d) Matters Not Requiring a Vote. Administrative Agent shall not be required to solicit or give effect to any Required Lender vote (whether or not otherwise required under this Agreement) in any of the following circumstances:

(i)	The Loan Documents prohibit or limit such vote;

(ii)	The matter is a matter reserved to Administrative Agent’s discretion on Exhibit A to the Joinder Agreements (provided that such Exhibit A shall be uniform for each Lender);

(iii)	The matter is the form, negotiation, execution or delivery of any Joinder Agreement (except that Exhibit A thereto pertaining to items of Administrative Agent discretion shall in all events be uniform for each Lender);

(iv)	The matter involves ministerial modifications to the Loan Documents, the correction of errors, or the creation or perfection of or better protection of any security interest in Collateral for the ratable benefit of the Lenders.

Section 9.8 Additional Voting Considerations

The following requirements and procedures shall also apply to any vote, consent or direction of the Lenders:

(i) Each vote concerning a Forbearance Arrangement shall be a vote for or against the Forbearance Arrangement as a whole (including all terms thereof) and shall be approved or denied under the standards and approval levels set forth in Section 9.7(b). In the event that the Forbearance Arrangement includes any individual provision or modification that would otherwise be subject to a voting standard other than a Super Majority Vote, such provision shall nonetheless be passed or denied as part of the Forbearance Arrangement by a Super Majority Vote.

(ii) Administrative Agent, to the extent it is also a Lender, with respect to its Percentage, shall have full independence in voting such Percentage.

(iii) A vote of Eligible Voters holding 67% of the full Credit Amount (as opposed to a Super Majority Vote based on a percentage of the Voting Quorum) is required to replace the Administrative Agent.

(iv) For each matter requiring a vote under this Section 9.7, Administrative Agent will distribute a written notice of the matter to be voted on containing a brief description of such matter and the Voting Deadline therefor. If a Voting Quorum is obtained by Administrative Agent for a vote prior to the related Voting Deadline, the vote will be final and fully binding on all Lenders regardless of whether or not a particular Lender voted, was eligible to vote or abstained from voting.

(v) Administrative Agent will not be required to act or refrain from acting in accordance with any vote of the Required Lenders if doing so could or would (a) subject Administrative Agent to personal liability of any kind, (b) be contrary to applicable law, rule or regulation, or (c) be in violation of the Loan Documents. Administrative Agent shall be fully protected and indemnified from all Exposure incurred by it in connection with any act or omission of Administrative Agent performed or omitted in connection with the Loan Matters if the vote, direction or consent of the Required Lenders required under this Agreement was obtained by Administrative Agent even if doing so would constitute Gross Misconduct on Administrative Agent’s part.

(vi) Nothing herein requires Administrative Agent to expend or risk its own funds or incur any liability. Administrative Agent will be under no obligation to follow any direction of the Lenders unless the Lenders have provided Administrative Agent with security and indemnity reasonably satisfactory to Administrative Agent against any loss, liability or expense.

(vii) The provisions of Section 9.8 (v) and (vi) shall apply and govern over any conflicting provisions contained in the Loan Documents.

(viii) In the event of any Default or Event of Default, Administrative Agent (subject to Section 9.2 and Sections 9.7 and 9.8) shall take such actions with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that, (i) Administrative Agent shall not need the consent or direction of the Required Lenders to provide such notices as may be required as a prerequisite to a Default becoming an Event of Default, and (ii) unless and until the Administrative Agent shall have received directions or consent as contemplated herein, the Administrative Agent may take any action, or refrain from taking any action, with respect to such Default or Event of Default as it shall deem necessary or advisable.

Section 9.9 Indemnification and Reimbursement of Administrative Agent by Lenders.

Each Lender severally (but not jointly) hereby agrees to indemnify and reimburse each Administrative Agent Indemnitee as provided in Section 10.2(c).

Section 9.10 Replacement of a Lender.

If any of the following events occur, either Administrative Agent (with the consent of the Borrower if no Default or Event of Default has occurred and is continuing, not to be unreasonably withheld) or, if no Default or Event of Default has occurred and is continuing, Borrower (with the consent of the Administrative Agent, not to be unreasonably withheld, such consent to be granted or denied as determined by Administrative Agent with no requirement for a vote of the Required Lenders) may, but neither shall be required to, upon notice to a Lender, require such Lender to assign and delegate, without recourse (in accordance with the assignment provisions otherwise applicable under this Agreement) all of its interests, rights, duties and obligations under the Loan Documents to a Lender, an Eligible Lender or a Marshall Eligible Party that is willing to assume such obligations (provided that as to actions taken or omitted to be taken prior to the effective date of such assignment, the provisions of the Loan Documents shall continue (as applicable) with respect to the assigning Lender (including, without limitation, all indemnification rights and obligations accruing in favor of and owing by such assigning Lender for all such periods)) and such Lender shall be paid an amount equal to the outstanding principal of its interest in the Loan, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts then payable to it under this Agreement and the other Loan Documents:

(a) Such Lender fails to timely fund its Percentage(or if a specific provision of this Agreement clearly provides for a larger portion (for example, under certain of the indemnity provisions of this Agreement), such larger portion) of any Borrowing, Extraordinary Expenses or any other amount due from such Lender under the terms of the Loan Documents or has notified Administrative Agent of its intention not to make such payment;

(b) Such Lender has been deemed insolvent or is the subject of any bankruptcy, insolvency, receivership or custodianship or similar petition or proceeding under any state or federal law or regulation and the same shall not have been dismissed or discharged within sixty (60) days of the filing or other initiation thereof;

(c) Such Lender refuses to consent to an amendment to or waiver of any Loan Document or provision thereof, which amendment or waiver requires a Consensus Vote in order to be effective; or

(d) Such Lender is otherwise a Defaulting Lender.

If any assignment pursuant to Section 9.10(c) is initiated the following must be completed concurrently with such assignment: (i) each of the rights, duties and obligations of all other Lenders not consenting to the subject amendment or waiver must be similarly assigned to a Lender, an Eligible Lender or a Marshall Eligible Party willing to assume the same, and (ii) each such non-consenting Lender must be paid the amounts otherwise described in this Section 9.10. The rights of Borrower and Lender to initiate the replacement of a Lender under this Section 9.10 shall not limit any obligation or duty on the part of a to-be-replaced Lender under this Agreement prior to the date such Lender is actually replaced and are in addition to and shall not replace or otherwise limit the rights or remedies of Administrative Agent or Borrower against such to-be-replaced Lender with respect thereto.

Section 9.11 Assignment and Resignation of Administrative Agent.

(a) Assignment by Administrative Agent. So long as Administrative Agent is not then in breach of any material obligation of Administrative Agent under any Loan Document, Administrative Agent may, at any time upon thirty (30) days advance written notice to the Lenders, assign any or all of its interests as Administrative Agent to an Eligible Lender or any Marshall Eligible Party willing to assume the same without the consent or approval of the other Lender Parties, under such assignment documentation as reasonably required by Administrative Agent and such assignee. Upon the effective date of such assignment, the assignor shall be relieved of its responsibilities as Administrative Agent under the Loan Documents; provided that as to actions taken or omitted to be taken prior to the effective date of such assignment, the provisions of the Loan Documents shall continue (as applicable) with respect to the assigning Administrative Agent (including, without limitation, all indemnification rights accruing in favor of such assigning Administrative Agent for all such periods).

(b) Voluntary Resignation without Assignment. Administrative Agent may resign its obligations under the Loan Documents upon thirty (30) days’ advance written notice to the Lenders. The successor Administrative Agent shall be appointed by the affirmative vote of the Required Lenders under Section 9.8(iii) of this Agreement. If no successor Administrative Agent is so appointed within thirty (30) days of the resigning Administrative Agent’s giving notice of its resignation, Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Eligible Lender. Upon the effective date of such resignation, the resigning Administrative Agent shall be relieved of its responsibilities as Administrative Agent under the Loan Documents; provided that as to actions taken or omitted to be taken prior to the effective date of such resignation, the provisions of the Loan Documents shall continue (as applicable) with respect to the resigning Administrative Agent (including, without limitation, all indemnification rights accruing in favor of such resigning Administrative Agent for all such periods).

(c) Forced Resignation of Administrative Agent. If Administrative Agent:

(i)	has failed to comply with its obligations to remit Collections received by Administrative Agent and such failure is not cured within five (5) Business Days after written notice from a Lender to Administrative Agent;

(ii)	has failed to comply with any other term, condition or provision of this Agreement that is not cured within sixty (60) days after written notice from a Lender to Administrative Agent;

(iii)	has been deemed insolvent or is the subject of any bankruptcy, insolvency, receivership or custodianship or similar petition or proceeding under any state or federal law or regulation and the same shall not have been dismissed or discharged within sixty (60) days of the filing or other initiation thereof;

(iv)	makes a representation or warranty under this Agreement that is materially false;

and, subsequent to such failure and cure periods has also received written notice from the Lenders that the Required Lenders have affirmatively voted that Administrative Agent resign as a result of any one or more of such failures and also identifying the successor to Administrative Agent (which shall be an Eligible Lender), then Administrative Agent shall resign its obligations under the Loan Documents within thirty (30) days of such notice. Upon the effective date of such resignation, the resigning Administrative Agent shall be relieved of its responsibilities as Administrative Agent under the Loan Documents; provided that as to actions taken or omitted to be taken prior to the effective date of such resignation, the provisions of the Loan Documents shall continue (as applicable) with respect to the resigning Administrative Agent (including, without limitation, all indemnification rights accruing in favor of such resigning Administrative Agent for all such periods).

Section 9.12 Marshall as Lender.

Marshall shall have the same rights and powers in its capacity as a Lender under the Loan Documents as any other Lender, and may exercise or refrain from exercising the same as though it were not the Administrative Agent hereunder, and Marshall and its Affiliates may provide financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrower, Guarantor, any Obligor or any of their respective Affiliates as fully as if Marshall were not Administrative Agent and, without limiting the generality of the foregoing, may lend or extend other or additional financial accommodations to and engage in other transactions with Borrower, any Guarantor, any Obligor and their respective Affiliates, so long as such other or additional financial accommodations and other transactions are not prohibited by the Loan Documents.

Section 9.13 Lender Joinders

Each Lender, prior to becoming a party to this Agreement, and in addition to execution and delivery of any signature page hereto, or Assignment and Assumption Agreement in connection herewith, shall also timely execute and deliver a Joinder Agreement in favor of Administrative Agent that is in form and substance satisfactory to Administrative Agent.

ARTICLE X

MISCELLANEOUS

Section 10.1 Nonliability of Lender Parties.

Borrower acknowledges and agrees that:

(a) The relationship between Borrower and each Lender Party is and shall remain solely that of borrower and lender, and no Lender Party undertakes or assumes any responsibility to review, inspect, supervise, approve or inform Borrower of any matter in connection with the Project, including matters relating to: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and materialmen, or the workmanship of or materials used by any of them, or (iii) the progress of the Project and its conformity with the Plans and Specifications; and Borrower shall rely entirely on its own judgment with respect to such matters and acknowledges that any review, inspection, supervision, approval or information supplied to Borrower by any Lender Party or otherwise performed by any Lender Party or on any Lender Party’s behalf in connection with such matters (including but not limited to any reports, statements or actions of the Inspecting Engineer) is solely for the protection of Lender Parties and that neither Borrower nor any third party is entitled to rely on it (regardless of whether or not Borrower is obligated to pay or reimburse Administrative Agent or any other Lender Party for the cost thereof).

(b) Notwithstanding any other provision of any Loan Document: (i) except for Great Wolf, no Lender Party is a partner, joint venturer, alter-ego, manager, controlling Person or other business associate or participant of any kind of Borrower and no Lender Party intends ever to assume any such status; (ii) no Lender Party assumes any responsibility to any Person for the quality or safety of the Premises; and (iii) no Lender Party shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower.

(c) No Lender Party shall be directly or indirectly liable or responsible for any loss or injury of any kind to any person or property resulting from any construction on, or occupancy or use of, the Premises (except to the extent caused by such Lender Party’s own Gross Misconduct), whether arising from: (i) any defect in any building, grading, landscaping or other onsite or offsite improvement; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; or (iii) any accident on the Premises or any fire or other casualty or hazard thereon.

(d) By accepting or approving anything required to be performed or given to any Lender Party under the Loan Documents, including any certificate, financial statement, survey, appraisal or insurance policy, no Lender Party shall be deemed to have warranted or represented the sufficiency or legal effect of the same, and no such acceptance or approval shall constitute a warranty or representation by any Lender Party to anyone.

Section 10.2 Expenses; Indemnity; Damage Waiver

(a) Costs and Expenses. Borrower shall pay:

(i) all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and its Related Parties (including, without limitation, reasonable attorney’s fees) in connection with the preparation, negotiation, execution and delivery of the Loan Documents (whether or not the transactions contemplated thereby are consummated or completed); provided, however, that Borrower shall not be responsible for the payment of the costs and expenses incurred by any Lender in connection with its review of the Loan Documents or otherwise relating to its due diligence efforts with respect to the Loan;

(ii) all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and its Related Parties (including, without limitation, reasonable attorney’s fees) in connection with the amendment, modification, servicing, and administration of the Loan Matters (whether or not such transactions are consummated or completed); provided, however, that Borrower shall not be responsible for the payment of the Servicing Fee due from any Lender; and

(iii) all out-of-pocket costs and expenses incurred by Administrative Agent and its Related Parties (including, without limitation attorney’s fees) in connection with any enforcement, protection or defenses of Administrative Agent’s or the Lender Parties’ rights (including, without limitation, the rights of all Lender Party Indemnitees) with respect to the Loan Matters (including, without limitation, all collection, sale, disposition, recovery, possession, preservation, protection and realization against Collateral and all workouts and restructurings, whether, in each case, inside or outside of bankruptcy, insolvency, receivership or similar Proceedings).

(b) Borrower Indemnity. Borrower hereby agrees to indemnify each Lender Party Indemnitee from and against any and all Exposure incurred by any Lender Party Indemnitee in connection with the Loan Matters, including, without limitation, Exposure incurred in connection with (i) any Non-Creditor Dispute, (ii) any Other Interested Creditor Dispute, and (iii) any actual or threatened Proceeding initiated or joined by Administrative Agent in connection with the enforcement, protection or defenseof Administrative Agent’s or the Lender Parties’ rights (including, without limitation, the rights of all Lender Party Indemnitees) with respect to any or all of the matters described in this paragraph (b); provided, however, that Borrower shall not be required to indemnify any Lender Party Indemnitee for any Lender Party Dispute or any Participant Dispute.

(c) Indemnification and Reimbursement by Lenders.

(i) Reimbursement. To the extent that Borrower for any reason fails to indefeasibly pay any amount required to be paid by it under Section 10.2(a) or (b) above to Administrative Agent or to any other Administrative Agent Indemnitee, each Lender will pay Administrative Agent such Lender’s Percentage of such unpaid amount (determined as of the time the applicable unreimbursed cost or expense or indemnity payment is sought); provided, that the unreimbursed cost or expense or Exposure, as the case may be, was incurred or asserted against Administrative Agent in its capacity as such or against another Administrative Agent Indemnitee acting for Administrative Agent in its capacity as such.

(ii) Indemnification Generally. Each Lender severally, but not jointly (and without limiting any obligation under Section 10.2(c)(i) above), hereby agrees to indemnify each Administrative Agent Indemnitee from and against any and all Exposure incurred by any Administrative Agent Indemnitee in connection with the Loan Matters (including, without limitation, in connection with (1) any Non-Creditor Dispute, (2) any Other Interested Creditor Dispute, (3) any Administrative Agent Act done or omitted at the direction or with the consent of the Required Lenders, and 4) any actual or threatened Proceeding initiated or joined by Administrative Agent in connection with the enforcement, protection or defense of Administrative Agent’s or the Lender Parties’ rights (including, without limitation, the rights of all lender Party Indemnities) with respect to any or all of the matters described in the paragraph (c)(ii)); provided, however, that no Lender shall be required to indemnify any Administrative Agent Indemnitee for any Lender Party Dispute except as provided in Section 10.2(c)(iii) below.

(iii) Indemnification for Lender Party Disputes. Each Lender, for itself alone (and without limiting any obligation under Section 10.2(c)(i) or (ii) above), hereby agrees to indemnify each Administrative Agent Indemnitee from and against any and all Exposure incurred by any Administrative Agent Indemnitee in connection with any Lender Party Dispute initiated or joined by such Lender as plaintiff against any Administrative Agent Indemnitee.

(d) Exception for Gross Misconduct. No party to this Agreement shall be obligated to indemnify or reimburse any Person otherwise entitled to such indemnity or reimbursement under this Section 10.2 to the extent the Exposure incurred by such Person resulted from the Gross Misconduct of such Person or the Gross Misconduct of such Person’s employees. Notwithstanding anything to the contrary in the foregoing, each Administrative Agent Indemnitee shall be and remain entitled to indemnity and reimbursement from the Lenders for acts or omissions taken or omitted with the consent or direction of the Required Lenders even if the act or omission would constitute Gross Misconduct on the part of such Administrative Agent Indemnitee.

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against each Lender Party Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Matters. No Lender Party Indemnitee shall be liable to Borrower or any other Obligor for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Matters.

(f) Payments. All amounts due under this Section 10.2 shall be payable promptly after demand therefor.

(g) Specific Examples of Covered Costs and Expenses. Without limiting the generality or any other provision of this Section 10.2, it is understood and agreed that the costs and expenses Administrative Agent and its Related Parties are indemnified against and are to be reimbursed for include, but are not limited to, costs and expenses for third party consultants (including, without limitation, the Inspecting Engineer), third party reports (including, without limitation, reports of the Inspecting Engineer, Conforming Appraisals, Conforming Surveys, ongoing credit reports, UCC, bankruptcy and similar database searches), travel, copies, courier services and similar costs and expenses. The foregoing examples of costs and expenses are demonstrative only and shall not be interpreted to limit the costs and expenses to which Administrative Agent and its Related Parties are entitled to indemnity from and reimbursement for.

(g) Survival. The agreements in this Section 10.2 shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination in full of all of the Commitments and the payment, satisfaction or discharge in full of all the other Obligations.

(h) Participant Disputes Not Covered. No Lender (nor its Related Parties) selling any participation interest to a Participant in such Lender’s rights under this Agreement shall be entitled to receive indemnification under this Section 10.2 from any Person with respect to any Participant Dispute relating to the Loan Matters between such Lender and its Participants, it being understood and agreed that such matters are subject matter for the agreements and arrangements between such Lender and its Participants relating to the sale of such participation interest.

Section 10.3 Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and, if the rights or duties of Administrative Agent are affected thereby, by Administrative Agent. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 10.4 Successors and Assigns; Register.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder, except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a Lien subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Lenders, Eligible Lenders or Marshall Eligible Parties willing to assume the same all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A)	In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or a Marshall Eligible Party, no minimum amount need be assigned.

(B)	In any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes amounts outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Note held by the assigning Lender (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5,000,000.

(ii)	Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan and the Commitment assigned.

(iii)	Required Consents. No consent shall be required for any assignment except as follows:

(A)	The consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender or an Affiliate of a Lender, or (z) such assignment is made by Marshall to a Marshall Eligible Party.

(B)	The consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for an assignment if such assignment is to a Person that is not a Lender and not a Marshall Eligible Party.

(iv)	Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000, and the assignee, if it is not a Lender or a Marshall Eligible Party, shall deliver to Administrative Agent an Administrative Questionnaire and a Joinder Agreement.

(v)	No Assignment to Borrower. No such assignment shall be made to Borrower or any of Borrower’s Affiliates.

(vi)	No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.6 and entitled to the benefits of and subject to the obligations of Section 10.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. Borrower hereby designates Administrative Agent to serve as Borrower’s agent, solely for purposes of this Section 10.4(c), to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the amounts funded by each of the Lenders and each repayment in respect of the principal amount of the amounts funded by each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, the Lender’s share of any Loan shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Commitment and share of the Loan and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment or Loan shall be recorded by Administrative Agent on the Register only upon the acceptance by Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Commitment, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. Borrower agrees to indemnify Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Administrative Agent in performing its duties under this Section 10.4(c). The indemnity obligations in this Section 10.4(c) shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination in full of all of the Commitments and the payment, satisfaction or discharge in full of all the other Obligations.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the portion of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that (a) such agreement or instrument may provide that such Lender will not, without the consent of the Participant (but only if the Participant is also actually and directly affected thereby), vote in favor of any amendment, modification or waiver that would (i) forgive any indebtedness of Borrower under this Agreement or the Notes, (ii) reduce the rate of interest charged under this Agreement, or (iii) extend the final maturity of any indebtedness evidenced by the Notes, except, in each case, as expressly provided by the terms of the Loan Documents or such Lender’s Joinder Agreement, and (b) Marshall, with respect to a Marshall Participant, shall be entitled to agree to take into account the consent and direction of such Marshall Participant in determining how to cast its vote as a Lender with respect to all matters the Lenders are entitled to vote on under Article IX (provided, however, that no other Lender shall have the responsibility to solicit, obtain or confirm the vote of any Marshall Participant in connection therewith, such obligation being solely the obligation of Marshall). Subject to paragraph (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Section 2.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.3 as though it were a Lender, provided such Participant agrees to be subject to Section 10.5 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(f) Certain Pledges. Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery (provided, that, the applicable Lender will be required to pay interest on the amounts described in this Section as otherwise required under Section 9.5); and

(b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower, any other Obligor or any Affiliate or Subsidiary of Borrower or any other Obligor (as to which the provisions of this paragraph shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

Section 10.6 Obligations Unconditional.

Notwithstanding the existence at any time of any obligation or liability of any Lender Party to Borrower, or any other claim by Borrower against any Lender Party, in connection with the Loan or otherwise, Borrower hereby waives any right it might otherwise have (a) to offset any such obligation, liability or claim against Borrower’s obligations under the Loan Documents or (b) to claim that the existence of any such outstanding obligation, liability or claim excuses the nonperformance by Borrower of any of its obligations under the Loan Documents.

Section 10.7 Notices; Distribution of Information Via Electronic Means.

(a) Use of Platform to Distribute Communications. Administrative Agent may make any Communications available to the Lender Parties by posting such notices on an electronic delivery system such as LoanLink or a substantially similar electronic system (the “Platform”). Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither Administrative Agent nor any of its Related Parties warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. Administrative Agent and its Related Parties expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, damages, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent or any of its Related Parties in connection with the Platform.

(b) Notice by Electronic Means. Each Lender agrees (i) on or before the date it becomes a party to this Agreement, to notify Administrative Agent in writing of the e-mail address(es) to which a notice under this Agreement (herein, a “Notice”) may be sent to it and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for it and (ii) that any Notice may be sent to such e-mail address(es). Each Lender agrees that an e-mail message notice to it specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.

(c) Notices By Other Means. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing (including facsimile transmission or e-mail) and shall be sent by facsimile, e-mail, hand delivery, or overnight courier, to the applicable party at its address, e-mail address or facsimile number set forth on Exhibit A or on any Administrative Questionnaire or Joinder Agreement, or as to each party, at such other address, e-mail address or facsimile number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.7. All such notices, requests, demands and other communications shall be effective (i) when received, if sent by facsimile, e-mail, hand delivery or overnight courier, or (ii) three Business Days after the date when sent by registered or certified mail, postage prepaid; provided, however, that notices or requests to any Lender Party pursuant to any of the provisions of Article II shall not be effective until received by such Lender Party.

Section 10.8 Advice from Independent Counsel.

The parties hereto understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party hereto represents to the others that it has received legal advice from counsel of its choice (it being understood that counsel to Administrative Agent represented and represents only Administrative Agent and that such counsel has not and does not represent or undertake to represent any Lender) regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

Section 10.9 Judicial Interpretation.

Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

Section 10.10 Survival of Representations and Warranties.

All representations and warranties of the Obligors in the Loan Documents shall survive the making of the Loan and have been or will be relied on by Lender Parties notwithstanding any investigation made by any Lender Party.

Section 10.11 Signs.

Borrower shall allow Administrative Agent at Administrative Agent’s cost and expense to erect and maintain at a suitable site on the Premises a sign indicating that construction financing is being provided by Administrative Agent and/or Lenders and to publicize the financing role of Administrative Agent and/or Lenders until the Conversion Date.

Section 10.12 Further Assurances; Conformations.

Within a reasonable time following Administrative Agent’s request at any time and from time to time, Borrower shall (at Borrower’s expense) (i) execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and take such other actions as Administrative Agent may reasonably require to carry out more fully the purposes of the Loan Documents, including but not limited to taking such actions as Administrative Agent may from time to time to establish and maintain a first priority perfected position with respect to all collateral held by Administrative Agent (subject to Permitted Exceptions), and (ii) execute and deliver to Administrative Agent a statement in writing certifying that the Loan Documents are unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), the principal amount then secured by the Mortgage (including the unpaid balance of the Notes), that Borrower has not received any notice of default or notice of acceleration or foreclosure of the Mortgage (or if Borrower has received such a notice, that it has been revoked, if such be the case), that to the knowledge of Borrower no Default or Event of Default exists (or if any such Default or Event of Default does exist, specifying the same and stating that the same has been cured, if such be the case), that Borrower has no claims or offsets against any Lender Party (or if Borrower has any such claims, specifying the same), and the dates to which the Obligations have been paid.

Section 10.13 Accounting Principles.

Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, GAAP applied on a consistent basis (or tax accounting reconciled to GAAP).

Section 10.14 No Third Parties Benefited.

This Agreement is made for the purpose of setting forth rights and obligations of Borrower and Lender Parties, and no other Person (other than the Related Parties of the Lender Parties as contemplated herein) shall have any rights hereunder or by reason hereof.

Section 10.15 Binding Effect; Assignment.

This Agreement shall bind, and shall inure to the benefit of, Borrower and Lender Parties and their respective successors and permitted assigns. Borrower shall not assign any of its rights or obligations under any Loan Document without the prior written consent of Administrative Agent, which consent may be withheld in Administrative Agent’s absolute discretion. Any such assignment without such consent shall, at Administrative Agent’s option, be void.

Section 10.16 Governing Law.

The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of North Carolina (other than its conflicts of laws rules), except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of Administrative Agent’s Lien in any property and except to the extent expressly provided to the contrary in any Loan Document.

Section 10.17 Consent to Jurisdiction.

Borrower hereby submits and consents to the personal jurisdiction to the courts of Hennepin County, Minnesota and the courts of the United States of America located in that state for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in such courts. Litigation may be commenced in the state court of general jurisdiction for such county or the United States District Court located in such state, at the election of Administrative Agent. Nothing contained herein shall prevent Administrative Agent from bringing any action in any other state or jurisdiction against any other Person or exercising any rights against any security given to Administrative Agent or against any Obligor personally or against any property of Borrower in any other state or jurisdiction. Commencement of any such action or proceeding in any other state or jurisdiction shall not constitute a waiver of consent to jurisdiction of or the submission made by Borrower to personal jurisdiction within the State of Minnesota. In the event an action is commenced in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement, Administrative Agent, at its option, shall be entitled to have the case transferred to one of the jurisdictions and venues above described or any other jurisdiction, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

Section 10.18 Waiver of Jury Trial.

BORROWER AND EACH LENDER PARTY EACH HEREBY WAIVE THE RIGHT OF A JURY TRIAL IN EACH AND EVERY ACTION ON THIS AGREEMENT, THE NOTES, THE MORTGAGE, OR ANY OF THE OTHER LOAN DOCUMENTS, IT BEING ACKNOWLEDGED AND AGREED THAT ANY ISSUES OF FACT IN ANY SUCH ACTION ARE MORE APPROPRIATELY DETERMINED BY THE COURTS.

Section 10.19 Prior Agreements.

This Agreement (together with the other Loan Documents) contains the entire agreement between Lender Parties and Borrower with respect to the Loan, and all prior negotiations, understandings and agreements are superseded by this Agreement and such Loan Documents. No modification of any Loan Document (including waivers of rights and conditions) shall be effective unless in writing and signed by the party against which enforcement of such modification is sought, and then only in the specific instance and for the specific purpose given.

Section 10.20 No Waiver.

No failure or delay on the part of any Lender Party in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any Lender Party’s acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 10.21 Counterparts.

Any Loan Document other than the Notes may be executed in counterparts and any party may execute any counterpart, each of which shall be deemed an original and all of which, taken together, shall be deemed to be one and the same document.

Section 10.22 Severability.

No provision of any Loan Document that is held to be unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of the Loan Documents are hereby declared to be severable.

Section 10.23 Headings.

Article and section headings are included in the Loan Documents for convenience of reference only and shall not be used in construing the Loan Documents.

Section 10.24 Conflicts.

In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided however that, with respect to any matter addressed in both such documents, the fact that one document provides for greater, lesser or different rights or obligations than the other shall not be deemed a conflict unless the applicable provisions are inconsistent and could not be simultaneously enforced or performed.

Section 10.25 Time of the Essence.

Time is of the essence in all of the Loan Documents.
Section 10.26	Borrower Contracting Parties; No Rights Against Participants.

Borrower acknowledges and agrees that this Agreement only creates a contractual relationship among Borrower and the Lender Parties and Borrower hereby waives any right to assert that Borrower now or in the future has any contractual or other relationship of any kind whatsoever with any Participant, it being understood that the agreements and arrangements between a Lender party and its Participants do not and are not intended to benefit Borrower or any other Obligor.

Section 10.27 Release of Excess Parcel.

Administrative Agent acknowledges that the Land includes additional acreage that is not required for the construction of the Project Improvements or the operation of the Project. This excess acreage is approximately seven (7) acres in area, and is located northeasterly of the southwesterly boundary of the PNG easement that transverses the Land (the “Dividing Line”), as the same is depicted (and designated as the “Out Parcel”) on the site plan of the Land attached hereto as Exhibit J attached hereto and made a part hereof (the “Excess Parcel”). Administrative Agent agrees to release the Excess Parcel from the lien of the Mortgage, upon its receipt of a written request for such release from Borrower, and subject to the satisfaction of the following terms and conditions:

(a)	No Default or Event of Default has occurred and is still existing;

(b)	The Project Improvements are been completed and are open for business;

(c)	The Project shall have achieved at least ninety percent (90%) of the net operating income forecasted in the pro forma operating statement provided to Administrative Agent by Borrower as a part of its Communications as of the date hereof;

(d)	The Project shall have achieved a ratio of its net operating income to the Loan debt service of 1.77 or greater (using a 25 year amortization if, at the time of such request the Loan is in the interest-only phase) for a trailing 12 month period; and

(e)	Borrower shall have obtained from each Government Authority having jurisdiction all necessary approvals relating to the subdivision of the Land and the creation of the Excess Parcel as a parcel of land that may be legally conveyed separate from the remainder of the Land (the “Subdivision Approval”), all at the sole cost and expense of Borrower. The actual legal description of the Excess Parcel, and any conditions imposed as a part of the Subdivision Approval that may have a Material Adverse Effect on the remainder of the Land (such as changes in setback requirements, the creation of easements burdening the Land, or a change on the permitted use of the Excess Parcel), will be subject to the prior written approval of Administrative Agent; provided, however, that such approval of the legal description of the Excess Parcel shall not be required if the Dividing Line is located substantially as depicted in Exhibit J hereto and the Excess Parcel is not more than 7.25 acres in area.

Notwithstanding anything contained in this Section 10.27 to the contrary, Administrative Agent shall have the right, in its sole discretion, to waive any or all of the conditions set forth in clauses (b), (c) and (d) above upon its receipt of a new or updated Conforming Appraisal of the Premises without the Excess Parcel evidencing a Total Loan-to-Value Ratio of not more than 60%.

Signature page follows

GREAT WOLF LODGE OF THE CAROLINAS, LLC

By:
Name:
Title:

MARSHALL FINANCIAL GROUP, LLC, as Administrative

Agent and as a Lender

By:
Name:
Title:

Commitment Amount: $

GREAT WOLF RESORTS, INC.

By:
Name:
Title:

Commitment Amount: $